UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DOLBY LABORATORIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Dolby Laboratories, Inc.

100 Potrero Avenue

San Francisco, CA 94103-4813

(415) 558-0200

December     , 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Dolby Laboratories, Inc. that will be held on February 10, 2009 at 10:30 a.m. Pacific Standard Time at our offices located at 100 Potrero Avenue, San Francisco, CA 94103-4813. The accompanying Notice of Annual Meeting, Proxy Statement and form of proxy card are being distributed to you on or about December     , 2008.

Details regarding admission to the Annual Meeting of Stockholders and the business to be conducted are described in the accompanying Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of our 2008 Annual Report to Stockholders.

Your vote is important. Whether or not you plan to attend the Annual Meeting of Stockholders, we hope you will vote as soon as possible. You may vote over the internet, as well as by telephone or by mailing a proxy or voting instruction form. Voting over the internet, by telephone, by written proxy or by written voting instruction form will ensure your representation at the Annual Meeting of Stockholders regardless of whether or not you attend in person. Please review the instructions on the proxy or voting instruction form regarding each of these voting options.

Thank you for your ongoing support of Dolby Laboratories, Inc.

Sincerely yours,

Bill Jasper
President and Chief Executive Officer

DOLBY LABORATORIES, INC.

Notice of Annual Meeting of Stockholders

to be held on February 10, 2009

To the Stockholders of Dolby Laboratories, Inc.:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Dolby Laboratories, Inc., a Delaware corporation (the “Company”), will be held at the Company’s executive offices located at 100 Potrero Avenue, San Francisco, CA 94103-4813 on Tuesday, February 10, 2009 at 10:30 a.m. Pacific Standard Time for the following purposes:

1.	To elect six directors to serve until the 2010 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To consider and vote upon a proposal to amend and restate the Company’s Bylaws to change the procedures relating to special meetings of stockholders and stockholder advance notice of director nominations and proposals;

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending September 25, 2009; and

4.	To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment of the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. We are not aware of any other business to come before the Annual Meeting.

Only stockholders of record as of the close of business on December 15, 2008 and their proxies are entitled to notice of and to vote at the Annual Meeting and any postponements, adjournments or continuations thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Any stockholder attending the Annual Meeting may vote in person even if the stockholder returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from the record holder giving you the right to vote the shares. You will need to bring proof of ownership of Company stock to enter the Annual Meeting.

By Order of the Board of Directors

Mark Anderson

Secretary

December     , 2008

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. YOU MAY SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS FOR THE ANNUAL MEETING BY COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY OR VOTING INSTRUCTION FORM IN THE PRE-ADDRESSED ENVELOPE PROVIDED, OR, IN MOST CASES, BY USING THE TELEPHONE OR THE INTERNET. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE SECTION ENTITLED “QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING” IN THIS PROXY STATEMENT AND THE INSTRUCTIONS ON THE PROXY OR VOTING INSTRUCTION FORM. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

Dolby Laboratories, Inc.

100 Potrero Avenue

San Francisco, CA 94103-4813

(415) 558-0200

PROXY STATEMENT

The Board of Directors of Dolby Laboratories, Inc., a Delaware corporation (“we,” “us,” “Dolby” or the “Company”), is soliciting proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the Company’s executive offices located at 100 Potrero Avenue, San Francisco, CA 94103-4813 on Tuesday, February 10, 2009 at 10:30 a.m. Pacific Standard Time and any postponement, adjournment or continuation thereof (the “Annual Meeting”).

This Proxy Statement and the accompanying notice and form of proxy are first being mailed to stockholders on or about December    , 2008.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON FEBRUARY 10, 2009.

This Proxy Statement and our 2008 Annual Report to Stockholders are available at http://investor.dolby.com/annuals.cfm.

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE ANNUAL MEETING

What proposals will be voted on at the Annual Meeting?

Three proposals will be voted on at the Annual Meeting:

•	The election of directors;

•	The amendment and restatement of the Company’s Bylaws; and

•	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our fiscal year ending September 25, 2009.

What are the Board’s recommendations?

Our Board unanimously recommends that you vote:

•	“FOR” election of each of the nominated directors;

•	“FOR” amendment and restatement of the Company’s Bylaws; and

•	“FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our fiscal year ending September 25, 2009.

Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the Annual Meeting. Those persons intend to vote that proxy in accordance with their best judgment.

Who is entitled to vote?

Stockholders of record at the close of business on December 15, 2008 (the “Record Date”) may vote at the Annual Meeting. As of the close of business on the Record Date, there were [            ] shares of our Class A Common Stock outstanding and [            ] shares of our Class B Common Stock outstanding. Each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes, on all matters being considered at the Annual Meeting. Each holder of our Class A Common Stock is entitled to one vote for each share of Class A Common Stock held as of the Record Date, and each holder of our Class B Common Stock is entitled to ten votes for each share of Class B Common Stock held as of the Record Date. The Class A Common Stock and Class B Common Stock vote as a single class on all matters described in these proxy materials for which your vote is being solicited.

We refer to our Class A Common Stock and our Class B Common Stock collectively as our “Common Stock”. As of the Record Date, holders of Common Stock are eligible to cast an aggregate of [            ] votes at the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of the Common Stock outstanding on the Record Date will constitute a quorum. Both abstentions and broker non-votes (as discussed under “How are votes counted?”) are counted for the purpose of determining the presence of a quorum.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record. If your shares are registered directly in your name with Dolby’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “stockholder of record”. Dolby sent directly to stockholders of record the Proxy Statement, Annual Report and proxy card.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. Your broker, bank or nominee, who is considered with respect to those shares the stockholder of record, forwarded the Proxy Statement and Annual Report, together with a voting instruction form, to you. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by completing the voting instruction form.

How do I vote?

You may vote using any of the following methods:

•

By Mail—Stockholders of record of Common Stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “FOR” the election of the director nominees, “FOR” the amendment and restatement of the Company’s Bylaws and “FOR” the ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2009. Dolby stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

•

By Internet—Stockholders of record of Common Stock with internet access may submit proxies by following the internet voting instructions on their proxy cards. Most Dolby stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction forms provided by their brokers, banks or nominees. Please check the voting instruction form for internet voting availability. Please be aware that if you submit voting instructions over the internet, you may incur costs such as telephone and internet access charges for which you will be responsible.

•

By Telephone—Stockholders of record of Common Stock who live in the United States or Canada may submit proxies by following the telephone voting instructions on their proxy cards. Most Dolby stockholders who hold shares beneficially in street name and live in the United States or Canada may provide voting instructions by telephone by calling the number specified on the voting instruction forms provided by their brokers, banks or nominees. Please check the voting instruction form for telephone voting availability.

•

In person at the Annual Meeting—Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions by mail, telephone, or the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you may revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. If you submitted your proxy by telephone or the internet, you may revoke your proxy with a later telephone or internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting. If you are a beneficial owner, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

How are votes counted?

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN”. If you “ABSTAIN,” the abstention has the same effect as a vote “AGAINST”. If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

The Board recommends you vote:

•	“FOR” all of the nominees to the Board;

•	“FOR” the amendment and restatement of the Company’s Bylaws;

•	“FOR” ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2009; and

•	In the discretion of the proxy holders on any other matters that properly come before the Annual Meeting.

If you hold your shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes”. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes would be counted for the purpose of determining a quorum and would count as a vote against Proposal 2, but will not affect the outcome of any other matter being voted on at the Annual Meeting.

What vote is required to approve each item?

In the election of directors, the six persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected. Therefore, abstentions or broker non-votes will not affect the outcome of the election. Proposal 2 requires the affirmative “FOR” vote of at least sixty-six and two-thirds percent of the voting power of the shares issued and outstanding as of the Record Date and Proposal 3 requires the affirmative “FOR” vote of a majority of the voting power of the shares present and entitled to vote on the proposal at the Annual Meeting in person or by proxy. Abstentions have the same effect as a vote against these proposals. Broker non-votes have the same effect as a vote against Proposal 2, but are not included in the tabulation of the voting results on Proposal 3.

Is cumulative voting permitted for the election of directors?

No; the Company’s Bylaws do not permit cumulative voting at any election of directors.

How are proxies solicited?

The costs and expenses of soliciting proxies from stockholders will be paid by the Company. Employees, officers and directors of the Company may solicit proxies. In addition, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of Common Stock.

What is the deadline for stockholder proposals for the 2010 Annual Meeting?

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2010 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), is August [    ], 2009.

In addition, our Bylaws contain additional advance notice requirements for stockholders who wish to present certain matters before an annual meeting of stockholders.

Advance Notice of Director Nominations—In general, nominations for the election of directors may currently be made by (1) the Board of Directors, (2) the Nominating and Governance Committee or (3) any stockholder entitled to vote who has delivered written notice in proper form to the Secretary of the Company within the Notice Period (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. If Proposal 2 is approved, this provision shall be revised so nominations for the election of directors may be made by (1) the Board of Directors or (2) any stockholder of the Company who (a) was a stockholder of record at the time of the giving of the notice provided for in the Company’s Bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting and (b) has complied with the notice procedures set forth in the Bylaws, including the delivery of written notice in proper form to the Secretary of the Company within the Notice Period containing specified information concerning the nominees and concerning the stockholder proposing such nominations. If a stockholder wishes only to recommend a candidate for consideration by the Nominating and Governance Committee as a potential nominee for the Company’s Board of Directors, see the procedures discussed in “Corporate Governance Matters—Policy for Director Recommendations and Nominations”.

Advance Notice of Other Business—The Company’s Bylaws also currently provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting given by or at the direction of the Board of Directors, (2) properly brought before the meeting by or at the direction of the Board of Directors, or (3) a proper matter for stockholder action under Delaware law properly brought before the meeting by any stockholder entitled to vote who has delivered written notice in proper form to the Secretary of the Company within the Notice Period, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. If Proposal 2 is approved, this provision shall be revised so the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting given by or at the direction of the Board of Directors, (2) properly brought before the meeting by or at the direction of the Board of Directors, or (3) a proper matter for stockholder action pursuant to the Bylaws and under Delaware law properly brought before the meeting by any stockholder who (a) is a stockholder of record at the time of the giving of the notice provided for in the Company’s Bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting and (b) has complied with the notice procedures set forth in the Bylaws, including the delivery of written notice in proper form to the Secretary of the Company within the Notice Period containing specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

The “Notice Period” is currently defined as that period not less than 90 days or more than 120 days prior to the anniversary of the previous year’s annual meeting of stockholders. If (a) no annual meeting was held in the previous year or the annual meeting is called for a date that it not within 30 days of such anniversary or (b) a special meeting of stockholders is called for the purpose of electing directors, the stockholder’s notice must be received within 10 days following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. If Proposal 2 is not approved, the Notice Period for the 2010 annual stockholder meeting will start on October 13, 2009 and end on November 12, 2009. If Proposal 2 is approved, the definition of “Notice Period” will be revised and will be defined as that period not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. If no annual meeting was held in the previous year or the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous years’ annual meeting, then the stockholder’s notice must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of the meeting was first made. “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones New Service, Associated Press or a comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act. If Proposal 2 is approved, the Notice Period for the 2010 annual stockholder meeting will start on October [    ], 2009 and end on November [    ], 2009.

If a stockholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, the Company need not present the proposal for vote at the meeting.

A copy of the full text of the currently effective Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. A copy of the text of the proposed amendments to the Bylaws, which the stockholders are being asked to approve in Proposal 2, is attached as Appendix A. All notices of proposals by stockholders, whether or not included in the Company’s proxy materials, should be sent to Dolby Laboratories, Inc., 100 Potrero Avenue, San Francisco, CA 94103-4813, Attention: Corporate Secretary.

Date of Our Fiscal Year End.

This Proxy Statement provides information about the matters to be voted on at the Annual Meeting and additional information about Dolby and its executive officers and directors. Some of the information is provided as of the end of our 2007 or 2008 fiscal years and some information is provided as of a more current date. Each of our fiscal years ends on the last Friday of September. Our 2007 fiscal year ended on September 28, 2007, our 2008 fiscal year ended on September 26, 2008 and our 2009 fiscal year ends on September 25, 2009.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

The Board of Directors proposes the election of six directors of the Company, each to serve until the next annual meeting of stockholders or until his successor is duly elected and qualified. All of the nominees have been recommended for nomination by the Nominating and Governance Committee and all of them are currently serving as directors of the Company. All nominees were elected by the stockholders at last year’s annual meeting.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event that the Company does not currently anticipate, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the nominees named below.

Information Regarding the Nominees

Names of the nominees and certain biographical information about them as of the Record Date are set forth below:

Name	Age	Position with the Company	Director Since
Ray Dolby (1)	75	Founder and Chairman of the Board	1967

Bill Jasper (1)(2)	61	President, Chief Executive Officer and Director	2003

Peter Gotcher (2)(3)(4)(5)	49	Director	2003

Ted W. Hall (4)(5)	60	Director	2007

Sanford Robertson (3)(5)	77	Director	2003

Roger Siboni (3)(4)	54	Director	2004

(1)	Member of the Outside Director Compensation Committee
(2)	Member of the Stock Plan Committee
(3)	Member of the Audit Committee
(4)	Member of the Compensation Committee
(5)	Member of the Nominating and Governance Committee

Ray Dolby, founder and chairman of Dolby Laboratories, was born in Portland, Oregon and grew up on the San Francisco peninsula and has served as a director since 1967. From 1949 through 1952 he worked on audio and instrumentation projects at Ampex Corporation, where from 1952 through 1957, as a student, he was mainly responsible for the development of the electronic aspects of the Ampex video tape recording system. He received his B.S. in electrical engineering from Stanford University in 1957 and, as a Marshall Scholar, left Ampex to pursue further studies at Cambridge University in England. He received a Ph.D. degree in physics from Cambridge in 1961.

In 1963, he took up a two year appointment as a United Nations technical advisor in India, then returned to England in 1965 to found Dolby Laboratories in London. In 1976 he established further offices, laboratories and manufacturing facilities in California. He holds more than 50 United States patents and has written papers on video tape recording, long wavelength X-ray analysis and noise reduction.

Honors and Awards—Audio Engineering Society: Fellow and Past President; Silver Medal; Gold Medal. British Kinematograph Sound and Television Society: Fellow; Science and Technology Award. Society of

Motion Picture and Television Engineers: Fellow; Samuel L. Warner Memorial Award; Alexander M. Poniatoff Gold Medal; Progress Medal; Honorary Member. Academy of Motion Picture Arts and Sciences: Science and Engineering Award; “Oscar” Award. National Academy of Television Arts and Sciences: “Emmy” Award. National Academy of Recording Arts and Sciences: “Grammy” Award. United States: National Medal of Technology. United Kingdom: Honorary O.B.E.

Bill Jasper, our President and Chief Executive Officer, joined Dolby Laboratories in February 1979 and has also served as a director since June 2003. Mr. Jasper served in a variety of positions prior to becoming President in May 1983, including as our Vice President, Finance and Administration and Executive Vice President. Mr. Jasper is a member of the Audio Engineering Society, the Society of Motion Picture and Television Engineers and an at-large member of the Academy of Motion Picture Arts and Sciences. Mr. Jasper holds a B.S. degree in industrial engineering from Stanford University and a M.B.A. from the University of California at Berkeley.

Peter Gotcher has served as a director since June 2003. Mr. Gotcher is an independent investor. Mr. Gotcher was a venture partner with Redpoint Ventures, a private investment firm, from September 1999 to January 2003. Prior to joining Redpoint Ventures, Mr. Gotcher was a venture partner with Institutional Venture Partners, a private investment firm, from 1997 to September 1999. Prior to joining Institutional Venture Partners, Mr. Gotcher founded and served as the president, chief executive officer and chairman of the board of Digidesign from 1984 to 1995. Digidesign was acquired by Avid Technology, a media software company, in 1995 and Mr. Gotcher served as the general manager of Digidesign and executive vice president of Avid Technology from January 1995 to May 1996. Mr. Gotcher serves on the boards of directors of several private companies. Mr. Gotcher holds a B.A. degree in English literature from the University of California at Berkeley.

Ted W. Hall has served as a director since February 2007. Mr. Hall has been the General Partner of Long Meadow Ranch and President of the associated Long Meadow Ranch Winery in Napa Valley since 1994. From 1998 to 2007 Mr. Hall served as Chairman of Tambourine, Inc., a specialty music production and distribution company. He has been the Managing Director of Mayacamas Associates, his own consulting firm, since 2000. From 1972 to 2000 Mr. Hall served in a variety of senior leadership roles at McKinsey & Company, a leading global consulting firm, including as an elected member of the McKinsey shareholder committee, which is McKinsey’s board of directors, from 1988 to 2000. Mr. Hall is a former Chairman of the Board of The Robert Mondavi Corporation, a global producer of fine wines, and has served on the boards of directors of a wide variety of educational and civic organizations, including the Stanford Business School’s Advisory Council and the San Francisco Symphony. Mr. Hall also serves on the board of directors of Williams-Sonoma, Inc. and Peet’s Coffee & Tea, Inc. A former professional trombonist and record producer, Mr. Hall is a voting member of the National Academy of Recording Arts & Sciences. Mr. Hall holds a B.S.E. degree in electrical engineering from Princeton University and a M.B.A. from Stanford University.

Sanford Robertson has served as a director since June 2003. Mr. Robertson has been a partner of Francisco Partners, a technology buyout fund, since 1999. Prior to founding Francisco Partners, Mr. Robertson was the founder and chairman of Robertson, Stephens & Co., a technology investment bank formed in 1978 and sold to BankBoston in 1998. Since the sale, Mr. Robertson has been a technology investor and advisor to several technology companies. Mr. Robertson was also the founder of Robertson, Colman, Siebel & Weisel, later renamed Montgomery Securities, another technology investment bank. Mr. Robertson also serves on the boards of directors of Pain Therapeutics and salesforce.com. Mr. Robertson holds a B.B.A. and a M.B.A. from the University of Michigan.

Roger Siboni has served as a director since July 2004. Mr. Siboni served as the chairman of the board of directors of E.piphany, Inc., a provider of customer interaction software, from December 1999 until E.piphany, Inc. was acquired by SSA Global Technologies, Inc. in September 2005. Mr. Siboni also served as president and chief executive officer of E.piphany from August 1998 to July 2003. From July 1996 to August 1998, Mr. Siboni was deputy chairman and chief operating officer of KPMG Peat Marwick LLP, a member firm of KPMG

International, an accounting and consulting firm. From July 1993 to June 1996, Mr. Siboni was managing partner of the KPMG Peat Marwick LLP’s information, communication and entertainment practice. Mr. Siboni also serves on the board of directors of Cadence Design Systems and Classmates Media Corporation. Mr. Siboni holds a B.S. degree in business administration from the University of California at Berkeley.

There are no family relationships among any of our directors and executive officers. Our Bylaws permit our Board of Directors to establish by resolution the authorized number of directors, and six directors are currently authorized. Our Board of Directors currently consists of six members.

See “Corporate Governance Matters” and “Executive Compensation—Compensation of Directors” for additional information regarding the Board of Directors.

The Board of Directors recommends a vote “FOR” the election of each of the nominees set forth above.

CORPORATE GOVERNANCE MATTERS

Board Meetings and Committees

The Board of Directors held eight meetings during fiscal 2008. Each of our directors attended at least 75% of the aggregate number of meetings held by the Board of Directors and of the committees on which such director served during fiscal 2008.

The standing committees of our Board of Directors consist of an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, an Outside Director Compensation Committee and a Stock Plan Committee, each of which has the composition and responsibilities described below. Each standing committee of the Board acts pursuant to a written charter approved by the Board of Directors, which charters are available on the Company’s website at http://www.dolby.com—“Investor Relations”—“Corporate Governance” or in print by contacting Investor Relations at our principal executive offices. Our Board also has convened, and may in the future convene, ad hoc committees of the Board from time to time as it deems necessary or advisable.

The independent members of the Board also meet in executive session without management present on a regular basis. The chairmen of the Audit, Compensation, and Nominating and Governance Committees rotate as Presiding Director of these executive sessions on an annual basis. Sanford Robertson, the chairman of the Nominating and Governance Committee, is the Presiding Director until January 2009, then the chairman of the Audit Committee, currently Roger Siboni, will act as the Presiding Director until January 2010, at which time the chairman of the Compensation Committee, currently Peter Gotcher, will act as the Presiding Director until January 2011.

Audit Committee

The current members of the Audit Committee are Peter Gotcher, Sanford Robertson and Roger Siboni, each of whom is a non-employee member of our Board of Directors. Mr. Siboni is the chairman of our Audit Committee. The Audit Committee held nine meetings during fiscal 2008. Our Board has determined that each member of our Audit Committee meets the requirements for independence under the current requirements of the New York Stock Exchange (“NYSE”) and the SEC rules and regulations. The Board of Directors also has determined that each of Messrs. Gotcher, Robertson and Siboni meet the requirements for financial literacy under the applicable rules and regulations of the NYSE and SEC, and are “audit committee financial experts” as defined in SEC rules. The Audit Committee is responsible for, among other things:

•	Monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	Selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;

•	Evaluating the qualifications, performance and independence of our independent auditors;

•	Evaluating the performance of our internal audit function;

•	Reviewing the adequacy and effectiveness of our control policies and procedures;

•	Acting as our Qualified Legal Compliance Committee (“QLCC”);

•	As appropriate, reviewing, approving or ratifying related person transactions in accordance with our Related Person Transaction Policy; and

•	Preparing the Audit Committee report that the SEC requires in our annual Proxy Statement.

The Board of Directors designated the Audit Committee to act as the Company’s QLCC. The QLCC was created to review any report made directly, or otherwise made known, to the QLCC by attorneys employed or retained by the Company or its subsidiaries of a material violation of U.S. federal or state securities law or similar U.S. federal or state law. The QLCC may receive, consider and investigate reports, retain material experts or counsel to assist or advise them and make recommendations of an appropriate response. The QLCC may notify the SEC of any material violation.

The report of the Audit Committee is included in this Proxy Statement.

Nominating and Governance Committee

The current members of the Nominating and Governance Committee are Peter Gotcher, Ted W. Hall and Sanford Robertson, each of whom is a non-employee member of our Board of Directors. Mr. Robertson is the chairman of our Nominating and Governance Committee. The Nominating and Governance Committee held five meetings during fiscal 2008. Our Board has determined that each member of our Nominating and Governance Committee meets the requirements for independence under the current requirements of the NYSE and SEC rules and regulations. The Nominating and Governance Committee is responsible for, among other things:

•	Assisting the Board in identifying prospective director nominees and recommending to the Board director nominees for each annual meeting of stockholders;

•	Developing and recommending to the Board governance principles applicable to us;

•	Overseeing the evaluation of the Board of Directors, each Board committee and management;

•	Recommending to the Board of Directors members for each Board committee; and

•	Making an annual report to the Board on succession planning.

Compensation Committee

The current members of the Compensation Committee are Peter Gotcher, Ted W. Hall and Roger Siboni, each of whom is a non-employee member of our Board of Directors. Mr. Gotcher is the chairman of our Compensation Committee. The Compensation Committee held eight meetings during fiscal 2008. Our Board has determined that each member of our Compensation Committee meets the requirements for independence under the current requirements of the NYSE and SEC rules and regulations. The Compensation Committee is responsible for, among other things:

•	Reviewing and approving corporate goals and objectives relevant to CEO compensation and evaluating our CEO’s performance in light of those goals and objectives;

•	Reviewing and approving our CEO’s annual cash incentive bonus, including the specific goals and amounts and equity compensation;

•

Reviewing and recommending to the independent members of the Board for our CEO: annual base salary, employment agreements, severance arrangements and change in control agreements/provisions, and any other benefits, compensation or arrangements;

•	Reviewing and approving for our other executive officers: annual cash incentive bonus, including the specific goals and amounts and equity compensation;

•

Reviewing and recommending to the Board for our other executive officers: annual base salary, employment agreements, severance arrangements and change in control agreements/provisions, and any other benefits, compensation or arrangements;

•	Administering the Company’s equity incentive plans, including issuing equity awards under such plans;

•	Evaluating and recommending to the independent members of our Board compensation plans, policies and programs for our CEO;

•	Evaluating and recommending to the Board compensation plans, policies and programs for our other executive officers; and

•	Preparing the Compensation Committee report that the SEC requires in our annual Proxy Statement.

The Compensation Committee adopted the Equity-Based Award and Grant Vesting Policy (the “Equity Policy”) described under “Executive Compensation—Compensation Disclosure and Analysis—Equity-Based Award and Grant Vesting Policy” and acts pursuant to the terms and conditions of the Equity Policy.

The report of the Compensation Committee is included in this Proxy Statement.

Outside Director Compensation Committee

The current members of the Outside Director Compensation Committee are Ray Dolby and Bill Jasper. The Outside Director Compensation Committee held three meetings during fiscal 2008. The Outside Director Compensation Committee is responsible for reviewing and approving the form and amount of compensation awarded to our non-employee directors.

Stock Plan Committee

The current members of the Stock Plan Committee are Peter Gotcher and Bill Jasper. The Stock Plan Committee held one meeting during fiscal 2008. In January 2008, the Board of Directors expanded the authority of the Stock Plan Committee to allow the Stock Plan Committee to grant stock options, stock appreciation rights and restricted stock unit (“RSU”) awards to newly hired employees and consultants, who will not be executive officers or directors of the Company on the date of grant, and make performance/promotion or retention grants of awards to employees and consultants who are not executive officers or directors of the Company on the date of grant. Equity grants by the Stock Plan Committee are subject to the terms and conditions of the Equity Policy described under “Executive Compensation—Compensation Disclosure and Analysis—Equity-Based Award and Grant Vesting Policy”. The Stock Plan Committee granted equity-based awards on eight occasions in fiscal 2008.

Delegation of Equity Award-Granting Authority to Certain Executive Officers

In December 2006, the Board of Directors delegated authority to any two or more of the Company’s Chief Executive Officer, Executive Vice President, Business Affairs, Chief Financial Officer and General Counsel acting together to grant equity-based awards to employees who are not executive officers or directors of the Company on the date of grant within guidelines for the size of grants to particular levels of employees or consultants established by the Company and approved by the Board of Directors or the Compensation Committee. The Board of Directors also specified that all such grants must be made in accordance with the Equity Policy described under “Executive Compensation—Compensation Disclosure and Analysis—Equity-Based Award and Grant Vesting Policy”. Such authority was used on four occasions in fiscal 2008. In January 2008, the Board of Directors rescinded this authority and at the same time expanded the authority of the Stock Plan Committee as described above.

Board Independence

The Board of Directors has determined that, other than Messrs. Dolby and Jasper, each of the directors of the Company has no material relationship with the Company and is independent within the meaning of the standards established by the NYSE. In making that determination, the Board of Directors considered all relevant facts and circumstances, including the director’s commercial, accounting, legal, banking, consulting, charitable and familial relationships. The Board of Directors also applied the following standards, which provide that a director will not be considered independent if he:

•	Is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company;

•

Has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•

Is, or has an immediate family member who is, a current partner of a firm that is the Company’s internal or external auditor; is a current employee of such firm, or has an immediate family member who is a current employee of such firm and personally works on the Company’s audit; or has, or has an immediate family member who has been, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•

During the past three years, has, or has an immediate family member who has, been employed as an executive officer of another company where any of the Company’s present executives at the same time, serve, or served, on the other company’s compensation committee; or

•

Has been employed as an employee, or has an immediate family member who has been employed as an executive officer of, another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of (a) $1 million or (b) 2% of such other company’s consolidated gross revenues.

The Board of Directors determined that each of the independent directors meets the foregoing standards.

Policy for Director Recommendations and Nominations

It is the policy of the Nominating and Governance Committee to consider recommendations for candidates to the Board of Directors from stockholders holding at least 250,000 shares of the Company’s Common Stock continuously for at least twelve months prior to the date of the submission of the recommendation.

A stockholder that wants to recommend a candidate for election to the Board of Directors should send the recommendation by letter to Dolby Laboratories, Inc., 100 Potrero Avenue, San Francisco, CA 94103-4813, Attn: General Counsel. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and any relationships between the candidate and the nominating stockholder, information regarding any hedging transactions or similar arrangements entered into by or on behalf of the candidate or nominating stockholder, and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, addressing issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like and personal references.

The committee will use the following procedures to identify and evaluate any individual recommended or offered for nomination to the Board of Directors:

•	The committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the committee from other sources;

•	In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the committee will consider the following:

•	The current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board;

•

Without assigning any particular weighting or priority to any of these factors, such factors as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like; and

•	Other factors that the committee may consider appropriate.

•	The committee requires the following minimum qualifications, which are the desired qualifications and characteristics for Board membership, to be satisfied by any nominee for a position on the Board:

•	The highest personal and professional ethics and integrity;

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	Skills that are complementary to those of the existing Board;

•	The ability to assist and support management and make significant contributions to the Company’s success; and

•	An understanding of the fiduciary responsibilities that is required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

•

If the committee determines that an additional or replacement director is required, the committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board or management; and

•	The committee may propose to the Board a candidate recommended or offered for nomination by a stockholder as a nominee for election to the Board.

Policies and Procedures for Communications to Independent Directors

In cases where stockholders or interested parties wish to communicate directly with our non-management directors, messages can be sent to our General Counsel, at generalcounsel@dolby.com, or to Dolby Laboratories, Inc., 100 Potrero Avenue, San Francisco, CA 94103-4813, Attn: General Counsel. Our General Counsel monitors these communications and will provide a summary of all received messages to the Board of Directors at each regularly scheduled meeting of the Board of Directors, or if appropriate, solely to the non-management directors at each regularly scheduled executive session of non-management directors. Where the nature of a communication warrants, our General Counsel may obtain the more immediate attention of the appropriate committee of the Board or non-management directors, of independent advisors or of Company management, as our General Counsel considers appropriate. Our General Counsel may decide in the exercise of his judgment whether a response to any stockholder or interested party communication is necessary.

These procedures do not apply to communications to non-management directors from officers or directors of the Company who are stockholders or interested parties, or to stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Attendance at Annual Meeting of Stockholders

We encourage our directors to attend our annual meetings of stockholders. Five members of the Board of Directors attended the 2008 annual meeting of stockholders.

Code of Business Conduct and Ethics

The Board of Directors has adopted a U.S. version of the Code of Business Conduct and Ethics, which is applicable to our directors and employees located in the United States, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. The Board of Directors also has adopted international versions of the Code of Business Conduct and Ethics, which are applicable to our employees located in our foreign offices. The various versions of our Code of Business Conduct and Ethics are available on the Company’s website at http://www.dolby.com—“Investor

Relations”—“Corporate Governance” or in print by contacting Investor Relations at our principal executive offices. The Company will post on the Investor Relations section of our website any amendments or waivers to the Code of Business Conduct and Ethics that are required to be disclosed by the rules of the SEC or NYSE.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that address the role and composition of, and policies applicable to, the Board of Directors. The Nominating and Governance Committee will periodically review the guidelines and report any recommendations to the Board. The Corporate Governance Guidelines are available on the Company’s website at http://www.dolby.com—“Investor Relations”—“Corporate Governance” or in print by contacting Investor Relations at our principal executive offices.

Equity-Based Award and Grant Vesting Policy

During fiscal 2006, the Compensation Committee adopted a Equity Policy. See “Executive Compensation—Compensation Disclosure and Analysis—Equity-Based Award and Grant Vesting Policy”.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Peter Gotcher, Ted W. Hall and Roger Siboni. No interlocking relationship exists among any member of the Company’s Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was during the past fiscal year an officer or an employee of Dolby or its subsidiaries.

Whistleblower Policy

The Audit Committee has established a telephone and internet whistleblower hotline available to employees of the Company for the anonymous submission of suspected violations, including accounting, internal controls, or auditing matters, harassment, fraud and policy violations.

Related Person Transaction Policy

During fiscal 2007, the Board adopted a Related Person Transaction Policy. See “Certain Relationships and Related Transactions—Review, Approval or Ratification of Related Person Transactions”.

Formation of a Qualified Legal Compliance Committee

The Board of Directors designated the Audit Committee to act as a Qualified Legal Compliance Committee. For more information see the description of the QLCC under the heading “Audit Committee”.

10b5-1 Trading Plans

As of November 30, 2008, four of our executive officers had Rule 10b5-1 trading plans. The plans extend through various dates, the latest of which is July 4, 2009, and were adopted during “open windows” as permitted by the Company’s insider trading policy. As of November 30, 2008, a remaining total of up to 136,250 shares could be sold under these executive officers’ trading plans. Executive officers may amend or enter into new trading plans during “open windows” in the future assuming that they are not aware of any material non-public information concerning the Company at the time. Trades pursuant to amendments and new trading plans may not be made until at least 90 days following the date of such amendment or trading plan. Sale transactions by our executive officers under trading plans will be disclosed publicly through filings with the SEC as required.

The Company does not undertake any obligation to report Rule 10b5-1 trading plans that may be adopted by any of its officers and directors in the future, or to report any modifications or terminations of any publicly announced plan, except to the extent required by law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of October 31, 2008, as to shares of Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of either our Class A Common Stock or Class B Common Stock, (ii) each of our directors, (iii) each of our executive officers named under “Executive Compensation—Fiscal 2008 Summary Compensation Table” (the “Named Executive Officers”) and (iv) all of our directors and executive officers as a group. The information provided in the table is based on our records, information filed with the SEC and information furnished by the respective individuals or entities, as the case may be.

Applicable percentage ownership is based on 52,103,608 shares of Class A Common Stock and 60,477,253 shares of Class B Common Stock outstanding at October 31, 2008. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock subject to options held by that person that were currently exercisable or exercisable within 60 days of October 31, 2008. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated below, the address of each beneficial owner listed on the table is c/o Dolby Laboratories, Inc., 100 Potrero Avenue, San Francisco, CA 94103-4813.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock		% Total Voting Power(1)
Name of Beneficial Owner	Shares	%	Shares	%
5% Stockholders:
Ray Dolby Trust (2)	—	—	55,379,670	91.6	84.3
Ray Dolby 2002 Trust A dated April 19, 2002 (3)	—	—	2,310,165	3.8	3.5
Ray Dolby 2002 Trust B dated April 19, 2002 (4)	—	—	2,310,165	3.8	3.5
T. Rowe Price Associates, Inc. (5)	8,558,490	16.4	—	—	1.3
Lone Pine Capital LLC and affiliated entities (6)	3,487,709	6.7	—	—	*
Renaissance Technologies Group (7)	3,304,600	6.3	—	—	*

Directors and Executive Officers:
Ray Dolby (8)	100	*	60,000,000	99.2	91.3
Bill Jasper (9)	63,482	*	574,784	*	*
Mark Anderson (10)	12,500	*	—	—	*
Marty Jaffe (11)	72,500	*	25,000	*	*
Tim Partridge (12)	72,151	*	10,000	*	*
Kevin Yeaman (13)	75,000	*	—	—	*
Peter Gotcher (14)	20,832	*	40,000	*	*
Ted W. Hall (15)	16,666	*	—	—	*
Sanford Robertson (16)	10,833	*	—	—	*
Roger Siboni (17)	20,832	*	100,000	*	*
All executive officers and directors as a group (11 persons) (18)	378,646	*	60,749,784	99.5	91.7

*	Less than one percent.

(1)	Percentage total voting power represents voting power with respect to all shares of our Class A Common Stock and Class B Common Stock, as a single class. Each holder of Class B Common Stock is entitled to ten votes per share of Class B Common Stock and each holder of Class A Common Stock is entitled to one vote per share of Class A Common Stock on all matters submitted to our stockholders for a vote. The Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The Class B Common Stock is convertible at any time by the holder into shares of Class A Common Stock on a share-for-share basis.
(2)	Shares beneficially owned by the Ray Dolby Trust are comprised of 55,379,670 shares held of record by Ray Dolby as Trustee of the Ray Dolby Trust under the Dolby Family Trust Instrument dated May 7, 1999. Ray Dolby disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.
(3)	Reflects 2,310,165 shares of Class B Common Stock held of record by Ray Dolby, as Trustee of the Ray Dolby 2002 Trust A dated April 19, 2002, voting power of which is held by Thomas E. Dolby, son of Ray Dolby, as Special Trustee of the Ray Dolby 2002 Trust A dated April 19, 2002. Ray Dolby disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.
(4)	Reflects 2,310,165 shares of Class B Common Stock held of record by Ray Dolby, as Trustee of the Ray Dolby 2002 Trust B dated April 19, 2002, voting power of which is held by David E. Dolby, son of Ray Dolby, as Special Trustee of the Ray Dolby 2002 Trust B dated April 19, 2002. Ray Dolby disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.
(5)	Based on information supplementally provided to us by T. Rowe Price Associates, Inc. (“Price Associates”), Price Associates has sole dispositive power for the entire holding of 8,558,490 shares and sole voting power as to 1,576,650 shares. These securities are owned by various individuals and institutional investors including the T. Rowe Price Mid-Cap Growth Fund, Inc. (which owns 3,000,000 shares, representing 5.8% of the shares of Class A Common Stock outstanding) and the T. Rowe Price Growth Stock Fund, Inc. (which owns 3,395,000 shares, representing 6.56% of the shares of Class A Common Stock outstanding), for which Price Associates serves as investment advisor with power to direct investments and/or power to vote the securities. The T. Rowe Price Mutual Funds have sole voting power as to the totals owned and no dispositive power for these shares. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address for Price Associates is 100 E. Pratt Street, Baltimore, MD 21202.
(6)	Based on its Schedule 13G filed with the Securities and Exchange Commission on September 15, 2008, wherein Lone Pine Capital LLC (“Lone Pine Capital”) reported beneficial ownership of and shared voting power and shared dispositive power as to 1,844,446 shares of Class A Common Stock, Lone Pine Members LLC (“Lone Pine Members”) reported beneficial ownership of and shared voting power and shared dispositive power as to 1,435,831 shares of Class A Common Stock and Lone Pine Associates LLC (“Lone Pine Associates”, and together with Lone Pine Capital and Lone Pine Members, “Lone Pine”) reported beneficial ownership of and shared voting power and shared dispositive power as to 207,432 shares of Class A Common Stock. Stephen F. Mandel, Jr. is the Managing Member of each of Lone Pine Associates, Lone Pine Members and Lone Pine Capital and in that capacity, directs their operations. The address for Lone Pine is Two Greenwich Plaza, Greenwich, Connecticut 06830.
(7)	Based on its Schedule 13G/A filed February 18, 2008, wherein Renaissance Technologies LLC (“Renaissance”) reported beneficial ownership of 3,304,600 shares of Class A Common Stock. Renaissance reported sole voting power as to 2,861,300 shares and sole dispositive power as to 3,304,600 shares. The address for Renaissance is 800 Third Avenue, New York, New York 10022.
(8)	Shares beneficially owned by Mr. Dolby include the 55,379,670 shares of Class B Common Stock held of record by Ray Dolby as Trustee of the Ray Dolby Trust under the Dolby Family Instrument dated May 7, 1999, 2,310,165 shares of Class B Common Stock held of record by Ray Dolby, as Trustee of the Ray Dolby 2002 Trust A dated April 19, 2002, and 2,310,165 shares of Class B Common Stock held of record by Ray Dolby, as Trustee of the Ray Dolby 2002 Trust B dated April 19, 2002.

(9)	Shares beneficially owned by Mr. Jasper represent 982 shares of Class A Common Stock and 100,000 shares of Class B Common Stock held by Mr. Jasper, 60,000 shares of Class B Common Stock held of record by the N. William Jasper, Jr. 2004 Irrevocable Trust, 20,000 shares of Class B Common Stock held of record by the Kristen L. McFarland 2004 Irrevocable Trust and options held by Mr. Jasper to purchase 62,500 shares of Class A Common Stock and 394,784 shares of Class B Common Stock that are exercisable within 60 days of October 31, 2008.
(10)	Includes options held by Mr. Anderson to purchase 12,500 shares of Class A Common Stock that are exercisable within 60 days of October 31, 2008.
(11)	Includes 2,750 shares of Class B Common Stock held by Mr. Jaffe and options held by Mr. Jaffe to purchase 72,500 shares of Class A Common Stock and 22,250 shares of Class B Common Stock that are exercisable within 60 days of October 31, 2008.
(12)	Shares beneficially owned by Mr. Partridge include 3,401 shares of Class A Common Stock held of record by Timothy A. Partridge & Vivian K. Partridge as Trustees of the Partridge Family Trust dated July 23, 2001 and options held by Mr. Partridge to purchase 68,750 shares of Class A Common Stock and 10,000 shares of Class B Common Stock that are exercisable within 60 days of October 31, 2008.
(13)	Includes options held by Mr. Yeaman to purchase 75,000 shares of Class A Common Stock that are exercisable within 60 days of October 31, 2008.
(14)	Includes options held by Mr. Gotcher to purchase 20,832 shares of Class A Common Stock and 40,000 shares of Class B Common Stock that are exercisable within 60 days of October 31, 2008.
(15)	Includes options held in the name of The Hall 2006 Trust to purchase 16,666 shares of Class A Common Stock that are exercisable within 60 days of October 31, 2008.
(16)	Includes options held by Mr. Robertson to purchase 10,833 shares of Class A Common Stock that are exercisable within 60 days of October 31, 2008.
(17)	Includes options held by Mr. Siboni to purchase 20,832 shares of Class A Common Stock and 100,000 shares of Class B Common Stock that are exercisable within 60 days of October 31, 2008.
(18)	Includes options held by all executive officers and directors to purchase an aggregate of 374,163 shares of Class A Common Stock and 567,034 shares of Class B Common Stock that are exercisable within 60 days of October 31, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Related Person Transactions

The Board has adopted a written Related Person Transactions Policy. Pursuant to this policy, any related person transaction proposed or entered into by the Company must be reviewed, approved or ratified by the Audit Committee in accordance with the terms of the policy. A “related person transaction,” is a transaction between the Company and a related person in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of the policy, a “related person” is any person who was an executive officer, director or nominee for director since the beginning of the last fiscal year and their immediate family members, or a greater than 5% beneficial owner of any class of the Company’s voting securities at the time of the occurrence or existence of the transaction and their immediate family members.

Any related person transaction proposed or entered into by the Company that does not fall into a specified exclusion under the policy must be reported to the Company’s General Counsel, and the Audit Committee shall review, approve or ratify such transactions in accordance with the terms of the policy. In the course of its review and approval or ratification of a related person transaction, the Audit Committee considers:

•	the approximate dollar value of the amount involved in the transaction;

•	the related person’s interest in the transaction and the approximate dollar value of such interest without regard to any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business of the Company;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the Company of, the transaction; and

•	any other information regarding the transaction or the related person in the context of the transaction that would be material to investors in light of the circumstances of the particular transaction.

In addition, the following, to the extent that they may constitute related person transactions, shall be deemed to be pre-approved or ratified (as applicable) under the terms of the policy:

•

the agreements, arrangements and other permitted uses, rights and activities allowed pursuant to the terms of the At-Will Employment, Proprietary Rights, Non-Disclosure and No Conflicts-of-Interest Agreement between Ray Dolby and the Company, dated November 19, 2004; and

•	the use of certain theatres of the Company by Ray Dolby and/or his related persons.

Since September 29, 2007, we have not been a party to, and we have no plans to be a party to, any related party transactions, other than in connection with the transactions described below.

Related Person Transactions

Employee Proprietary Rights Agreement with Ray Dolby

Mr. Dolby, founder and Chairman of the Board, entered into an employee proprietary rights agreement which became effective on February 16, 2005. Under the terms of Mr. Dolby’s employee proprietary rights agreement, all future inventions created by Mr. Dolby related to our business while he remains an employee will be assigned to the Company. Under this agreement, Mr. Dolby also agreed to abide by a conflicts of interest policy substantially in the form that all other employees are required to sign. However, the conflict of interest policy that Mr. Dolby signed differs from our standard policy in that, among other matters, it permits him to use our equipment, supplies and facilities to conduct research and development on matters unrelated to our business; does not apply to any lease agreement we have entered into or may enter into with him; and permits him to have up to a ten percent interest, instead of up to a two percent interest, in a competitor, customer, licensee or supplier without being in violation of the policy and limits the provision of the policy related to having interests in these entities only to direct interests.

Real Estate Transactions

Lease for 100 Potrero Avenue

Since 1980, we have leased our principal executive offices located at 100 Potrero Avenue, San Francisco, California from Mr. Dolby. We also lease additional parking and warehouse space from Mr. Dolby in connection with our lease of 100 Potrero Avenue. In December 2005, we renegotiated the leases and extended their terms until December 31, 2013, with the option to renew the leases for two additional five year terms at a rate equal to the rent that the landlord could obtain for the option term from a third party desiring to lease the premises for the option term, as determined by the landlord and agreed to by us. Our rent expense for these facilities was $1.4 million in fiscal 2008 and the estimated rent expense over the remaining life of the leases for these facilities is $20.7 million (assuming that we exercise our option to renew the leases for two additional five year terms beyond their December 31, 2013 expiration and assuming a rate equal to the current rent). We are generally responsible for the condition, operation, repair, maintenance, security and management of the properties. We have also agreed to indemnify and hold Mr. Dolby, as landlord, harmless from and against certain liabilities, damages, claims, costs, penalties and expenses arising from our conduct related to the properties.

Jointly Owned Real Estate Entities

Ray and Dagmar Dolby, the Ray Dolby Trust or the Dolby Family Trust Instrument dated May 7, 1999 (“Dolby Family Trust”) owns a majority financial interest in five real estate entities that own and lease commercial real property to us. We own the remaining financial interests in these real estate entities. The following table sets forth, for each of the five real estate entities, the person or entity that owns the majority financial interest in the real estate entity, the percentage interest owned by the majority owner in such real estate entity and the location of the property subject to the applicable lease. The leased property in San Francisco, California includes our principal administrative offices at 999 Brannan Street.

Real Estate Entity	Majority Owner	Majority Ownership Interest	Location of Property Leased to Us
Dolby Properties, LLC	Ray Dolby Trust	62.5%	San Francisco, California
Dolby Properties Burbank, LLC	Dolby Family Trust	51.0%	Burbank, California
Dolby Properties Brisbane, LLC	Dolby Family Trust	51.0%	Brisbane, California
Dolby Properties UK, LLC	Dolby Family Trust	51.0%	Wootton Bassett, England
Dolby Properties, LP	Ray and Dagmar Dolby	90.0%	Wootton Bassett, England

Our expense recorded for rents payable to such entities was $6.0 million in fiscal 2008 and the estimated rent expense over the remaining life of the various leases for these facilities is $25.0 million.

When we negotiate a lease agreement with Mr. Dolby or any of the jointly owned real estate entities, we engage real estate brokers to provide fair market rent and lease terms based on a summary of comparable properties located in the area of the subject property. The brokers are instructed that the transaction is intended to be completed on an “arm’s-length” basis. We believe that all of our leases were entered into on a reasonable fair market basis.

The properties owned by Dolby Properties, LLC in San Francisco, California, Dolby Properties Burbank, LLC in Burbank, California, and Dolby Properties UK, LLC in Wootton Bassett, England were purchased with capital contributions and proceeds from bank loans. We guarantee each of these bank loans. As of September 26, 2008, the aggregate outstanding principal balance on all these bank loans was approximately $9.4 million.

Other Arrangements with Ray Dolby

Mr. Dolby received a salary of $100,000 in fiscal 2008 as an employee of the Company. In fiscal 2008, the Company paid Mr. Dolby’s life insurance premiums and he was included in our standard health care and retirement plans, for benefits totaling $23,326.

In the past, we have allowed Mr. Dolby and members of his family to use our office facilities for their personal purposes on a limited basis, and we expect this use to continue in the future. For example, Mr. Dolby currently uses two offices in one of our facilities for non-Company related activities. In addition, members of Mr. Dolby’s family are allowed to use our conference and screening rooms for personal purposes up to ten times per year. We estimate that the incremental cost to the Company of such personal use by Mr. Dolby’s family was less than $15,000 in fiscal 2008. In addition, in fiscal 2008 we paid Mr. Dolby $1,200 per month for the use by our employees of a condominium he owns in Alpine Meadows, California. Our Board of Directors has approved of these arrangements, and has approved the continuation of these arrangements in the future.

David Dolby, son of Ray Dolby and Special Trustee of the Ray Dolby 2002 Trust B dated April 19, 2002, a major stockholder of the Company, joined the Company in May 2008 in a non-executive position as Manager, Strategic Partnership and Business Development. In fiscal 2008, he received a partial year salary of $41,774 for the period from May through September 26, 2008 and is eligible to receive a bonus targeted at 10% of his partial salary, which could be less than or exceed the target based on his individual and the Company’s performance. He also was granted 500 RSUs and an option to purchase 2,000 shares of Class A Common Stock at an exercise price of $45.85 per share. David Dolby’s at-will employment and the terms of his employment were approved by the Audit Committee in accordance with the Company’s Related Person Transaction Policy and Procedures.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Following the Compensation Committee Report, you will find a series of tables containing specific information about the compensation earned or paid in fiscal 2008 to the following individuals, whom we refer to as our named executive officers:

•	Bill Jasper, President, Chief Executive Officer and Director

•	Kevin Yeaman, Executive Vice President and Chief Financial Officer

•	Mark Anderson, Executive Vice President, General Counsel and Secretary

•	Marty Jaffe, Executive Vice President, Business Affairs

•	Tim Partridge, Executive Vice President, Products and Technologies

The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

Overview of Compensation Program

The Compensation Committee (for purposes of this section, the “Committee”) assessed fiscal 2008 total compensation paid to each executive officer and concluded that the total compensation was reasonable, competitive and met the philosophy and objectives of the executive officer compensation program stated below. In particular, executive officer performance-based compensation increased significantly as a result of executive officer initiative, efforts and accomplishments and increased Company performance.

Philosophy and Objectives

The objectives of the Company’s executive officer compensation program are to:

•	Provide a competitive compensation package that enables the Company to attract, motivate and retain high-caliber personnel;

•

Provide a total compensation program, which includes elements of both annual and long-term compensation, to focus management on achievement of the Company’s annual and long-term corporate objectives and strategy;

•	Recognize individual initiative, effort and accomplishment; and

•	Align the interests of management and stockholders and encourage creation of stockholder value by providing management with longer-term incentives through equity ownership.

We base compensation on the employee’s job responsibilities, individual performance and Company performance. A greater proportion of executive officer pay is linked to Company performance compared to non-executive officer employee pay.

Summary of Executive Officer Compensation Elements

The various elements of the Company’s executive officer compensation program are summarized in the table below and described in more detail under “Elements of Executive Compensation”.

Pay Element	What the Pay Element Rewards	Purpose of the Pay Element
Base Salary	• Core competence in the executive role relative to skills, experience and contributions to the Company	• Provides fixed compensation based on competitive market practices

Annual Cash Incentive Compensation (2008 Executive Dolby Annual Incentive Plan)	• Contributions toward the Company’s achievement of specified profit margin and revenue growth goals, as well as the achievement of pre-determined individual performance objectives

•     Provides annual performance-based cash incentive compensation

•     Motivates achievement of critical annual performance goals as successful achievement becomes a modifier to the funded payout for each executive

Long-Term Incentives (Stock Options and Restricted Stock Units)

•     Sustained stock price appreciation, aligning executive officers’ interests with those of stockholders

•     Continued employment with the Company over the vesting period

•     RSUs provide executive officer with direct ownership to align with our stockholders and retention value during periods when there are fluctuations in our stock price

•     Equity awards support several simultaneous goals:

•     Reward performance

•     Provide competitive compensation

•     Assist in recruiting and retaining executive officers

•     Align interests of executive officers with those of our stockholders

•     Promote executive officer equity ownership

•     Efficient use of resources

Generally Available Benefits	• Executive officers participate in employee benefit plans generally available to our employees, including 401(k), medical, health, life insurance and disability plans.	• These benefits are part of our broad-based total compensation program and provide customary employee benefits on account of illness, death or retirement.

Change in Control and Termination Arrangements

•     Our stock plans provide for acceleration of vesting under certain circumstances in the event of a change in control. In addition, employment agreements with two of our named executive officers provide for benefits if employment is terminated without cause or, in the case of one executive officer, if such officer terminates employment for good reason.

•     Change in control arrangements are designed to retain executive officers and provide continuity of management in the event of an actual or threatened change in control.

•     Severance benefits were hiring inducements and are intended to provide protection against termination without cause.

The chart below illustrates the overall mix of compensation components for our named executive officers in fiscal 2008, showing both the mix between equity and non-equity compensation and between performance-based and non-performance-based compensation. This illustrates our emphasis on equity compensation, which aligns executive officers’ interests with our stockholders, and our emphasis on performance-based compensation, which focuses management on achievement of the Company’s annual and long-term corporate objectives and strategy. We believe that this combination of compensation elements provides an appropriate mix of fixed and performance-based pay, balances short-term operational performance with long-term stockholder value and encourages executive officer recruitment and retention.

For equity awards, amounts shown do not reflect compensation actually received by the named executive officer. Amounts shown reflect the grant date fair value of each equity award computed in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“FAS 123R”).

Role of the Compensation Committee

The Committee has the authority to approve the structure of the compensation programs for executive officers. The Committee typically meets on multiple occasions near the beginning of each fiscal year to review and ultimately approve compensation for the executive officers of the Company. The Committee recommends salaries for our executive officers to the Board and, in the case of our Chief Executive Officer, to the independent members of our Board, for approval. In setting or recommending compensation, the Committee reviews all components of executive officer compensation for consistency with the Company’s compensation philosophy and takes into account developments in compensation practices outside of the Company. The types of compensation and benefits currently provided to the named executive officers are the same as those provided to all our executive officers other than our founder. See “Corporate Governance Matters—Compensation Committee” above for additional information regarding the Committee.

Role of Executive Officers in Compensation Decisions

Certain executive officers, such as our Chief Executive Officer and Executive Vice President, Business Affairs, as well as other members of our Human Resources, Finance and Legal departments (collectively, “Management”) assist and support the Committee. Management reviews our compensation philosophy with the Committee and, with Committee guidance and input, develops compensation proposals for Committee consideration, so that the Committee can consider and approve any changes necessary to keep our compensation philosophy and programs aligned with our business objectives. In this regard, Management analyzes competitive compensation information and provides the Committee with tally sheet information including: analyses of the status of our compensation programs, such as salary and annual cash incentive (bonus) compensation payouts for the past several fiscal years; fiscal year end levels of stock, stock option and RSU ownership; the holding value or the hypothetical gain from vested and unvested shares associated with stock option grants if exercised at various prices; FAS 123R grant date fair values; and other similar or relevant information. Management does not have decision-making authority with respect to executive officer compensation.

Our Chief Executive Officer, with input from our Vice President, Human Resources, annually reviews the performance of the other executive officers and recommends to the Committee base salary, target annual cash incentive (bonus) compensation levels, individual performance assessments to determine actual annual cash incentive (bonus) payouts and equity awards for our executive officers. Our Chief Executive Officer makes these recommendations to the Committee based on the data and analysis provided by the Committee’s independent compensation consultant and qualitative and quantitative judgments regarding individual performance. The Committee considers, but is not bound to and does not always accept, these recommendations with respect to executive officer compensation. The Committee discusses Mr. Jasper’s compensation with him, but makes decisions with respect to Mr. Jasper’s compensation without him present.

Role of the Independent Compensation Consultant

The Committee has the authority to engage its own independent advisors to assist in carrying out its responsibilities. During fiscal 2008, Watson Wyatt & Company, an independent consulting firm that provides compensation advisory services (“Watson Wyatt”), reported directly to the Committee for purposes of advising it on executive officer compensation matters. Watson Wyatt also met with Management for purposes of gathering information on executive officer compensation.

The Committee provided Watson Wyatt with instructions regarding the goals of our executive officer compensation program and the parameters of the competitive review of executive officer compensation packages to be conducted by Watson Wyatt. In particular, the Committee instructed Watson Wyatt to analyze whether the compensation packages of our executive officers were consistent with our compensation philosophy and competitive within the market relative to our peer companies. Watson Wyatt was further instructed to benchmark the following components of compensation:

•	base salary;

•	targeted and actual annual cash incentive (bonus) compensation;

•	long-term incentives (equity grants);

•	targeted and actual total direct compensation (base salary, annual cash incentive compensation and equity grants);

•	targeted and actual total cash compensation (base salary and annual incentive compensation); and

•	beneficial ownership.

For purposes of analyzing our compensation against that of our peer companies, Watson Wyatt was instructed to perform a compensation comparison for our executive officers versus executives with similar positions at our peer companies. Watson Wyatt presented its report to the Committee, which reviewed the analysis in the context of making fiscal 2008 compensation decisions (including calendar 2008 base salaries).

Watson Wyatt also attended meetings of the Committee from time to time and communicated outside of meetings with members of the Committee and with members of Management with respect to the assessment of compensation packages for our executive officers. Watson Wyatt has provided other services to our Company in designing employee compensation programs and received compensation for those services. The Committee does not believe that Watson Wyatt’s additional services to the Company impair Watson Wyatt’s independence.

Peer Companies and Market Data

In analyzing our executive officer compensation program for fiscal 2008, Watson Wyatt reviewed a combination of data from a select peer group of companies and industry-specific published survey sources. Watson Wyatt weighted the overall peer group and the survey sources equally in its analysis. The combined weighting of the peer group and surveys are referred to as the “Market Comparables”. The Committee used the Market Comparables to benchmark the compensation levels of our executive officers.

The peer group was comprised of twenty-one companies, which were selected and approved by the Committee based on their industry and business focus. Four companies were removed from the group of peer companies used in our compensation analyses for the prior fiscal year due to acquisition. Some companies were markedly larger or smaller than the Company, but the mix of companies reflected the industries in which we compete. At the time the peer companies were selected, our revenue approximated the median of the peer group, but our market capitalization and total shares outstanding were above the 75th percentile of the peer group. Data on the compensation practices of the peer companies generally was gathered through publicly available information. The peer companies used in assessing our executive officer compensation program for fiscal 2008 were:

•	Activision, Inc.

•	Avid Technology, Inc.

•	Cadence Design Systems, Inc.

•	Divx, Inc.

•	Dreamworks Animation SKG, Inc.

•	DSP Group Inc.

•	DTS Inc.

•	Harman International Industries Inc.

•	InterDigital, Inc. (formerly InterDigital Communications Corporation)

•	Inter-Tel Incorporated

•	Macrovision Corporation

•	Magma Design Automation, Inc.

•	Nuance Communications Inc.

•	Openwave Systems Inc.

•	Polycom, Inc.

•	Rambus Inc.

•	RealNetworks Inc.

•	SiRF Technology Holdings Inc.

•	Synopsys, Inc.

•	Wind River Systems, Inc.

•	Zoran Corporation

The following industry specific survey sources were also used by Watson Wyatt in assessing our executive officer compensation program for fiscal 2008 and represented additional compensation data that was technology industry specific and based on companies that generally are of similar revenue size as the Company:

•	Radford Benchmark Executive Surveys (comprised of technology companies with revenues from $500 million to $1 billion)

•	Mercer US Executive Benchmark Surveys (comprised of technology companies with revenues from $500 million to $1 billion)

•	Watson Wyatt Data Services Top Management Surveys (comprised of companies excluding financial services with revenues from $250 million to $1 billion)

Watson Wyatt and the Committee followed a similar process in analyzing our executive officer compensation program for fiscal 2009. The fiscal 2008 peer group was updated for fiscal 2009 by removing Divx, Inc., Harman International Industries Inc., Inter-Tel Incorporated and Rambus Inc. and adding Adobe Systems Inc. Annual updates of the same industry specific survey sources were used by Watson Wyatt as well. The combined weighting of the updated peer group and surveys are referred to as the “2009 Market Comparables”.

Elements of Executive Compensation

Base Salary

The Company provides our named executive officers with base salaries to compensate them for services rendered during the year. Adjustments to base salaries, if any, are made on a calendar year (as opposed to fiscal year) basis and generally are reviewed annually by the Committee in November. Consequently, the fiscal 2008 salary information included in the Summary Compensation Table reflects both calendar 2007 and calendar 2008 salaries. Our Chief Executive Officer recommends executive officer salary adjustments to the Committee. Following review of our Chief Executive Officer’s recommendations, the Committee recommends salary adjustments for the Chief Executive Officer for approval by the independent members of the Board and salary adjustments for the other named executive officers for approval by the full Board.

Each named executive officer’s base salary is targeted between the 60th and 75th percentiles of salary levels for comparable positions within the Market Comparables, but at times the Committee uses its discretion to approve salaries outside of this range based on Company performance and individual experience, skills and performance. In analyzing our executive officer compensation program for fiscal 2008, the Committee determined that the named executive officers’ calendar 2007 salaries continued to be positioned competitively within the Market Comparables. To keep target cash compensation positioned appropriately within the Market Comparables, but allow for additional pay opportunities under our pay-for-performance philosophy, the Committee did not recommend salary increases for calendar 2008, but recommended increasing short-term and long-term variable pay opportunities. In analyzing our executive officer compensation program for fiscal 2009, the Committee considered that the named executive officers’ calendar salaries had not been increased from calendar 2007 to calendar 2008 and accordingly recommended reasonable salary increases for each named executive officer for calendar 2009, keeping their salaries competitively positioned within the 2009 Market Comparables. At the request of our Chief Executive Officer, his calendar 2009 salary was not increased from calendar 2008. The calendar 2007, 2008 and 2009 salaries of the named executive officers are set forth below:

Executive Officer	Calendar 2007 Salaries	Calendar 2008 Salaries	% Increase from Calendar 2007 to 2008	Calendar 2009 Salaries	% Increase from Calendar 2008 to 2009
Bill Jasper	$650,000	$650,000	0%	$650,000	0%
Kevin Yeaman	$360,000	$360,000	0%	$385,000	7%
Mark Anderson	$335,000	$335,000	0%	$350,000	4%
Marty Jaffe	$386,000	$386,000	0%	$395,000	2%
Tim Partridge	$315,000	$315,000	0%	$330,000	5%

Our Chief Executive Officer’s salary substantially exceeds that of the other named executive officers primarily due to a similar disparity between chief executive officer salaries and other executive officer salaries within the Market Comparables, as well as other factors such as our Chief Executive Officer’s experience and tenure compared to that of our other named executive officers.

In fiscal 2008, base salaries for the named executive officers ranged from 18% to 25% of total compensation.

Annual Cash Incentive Compensation—2008 Executive Dolby Annual Incentive Plan

The 2008 Executive Dolby Annual Incentive Plan (the “2008 Executive Plan”) is a cash incentive plan for fiscal 2008 in which each of our executive officers is eligible to participate. We have adopted similar plans in prior fiscal years. Its purpose is to motivate our executive officers to achieve specified profit margin and revenue goals and pre-determined individual performance objectives.

Participants

All executive officers, including the named executive officers, were designated to participate in the 2008 Executive Plan.

2008 Executive Plan Structure

We calculated the bonus under the 2008 Executive Plan for our Chief Executive Officer using the following formula:

Calendar 2008 Salary	x	Target Bonus Percentage	x	Company Multiplier	=	Bonus Payout

We calculated bonuses under the 2008 Executive Plan for all of our other named executive officers using the following formula:

Calendar 2008 Salary	x	Target Bonus Percentage	x	Individual Multiplier	x	Company Multiplier	=	Bonus Payout

Target Bonus Percentages

In combination with maintaining calendar 2008 salaries at calendar 2007 levels, the Committee increased each executive officer’s fiscal 2008 target bonus percentage by 10% from fiscal 2007 target bonus percentage levels to allow additional pay opportunities through performance. Listed below are the fiscal 2008 Executive Plan target bonus percentages and target bonus amounts for each of the named executive officers.

Executive Officer	Target Bonus Percentage of Calendar 2008 Salary	Fiscal 2008 Target Bonus Amount
Bill Jasper	85%	$552,500
Kevin Yeaman	65%	$234,000
Mark Anderson	65%	$217,750
Marty Jaffe	65%	$250,900
Tim Partridge	65%	$204,750

Our Chief Executive Officer’s target bonus substantially exceeds that of the other named executive officers primarily due to a similar disparity between chief executive officer bonuses and other executive officer bonuses within the Market Comparables.

Fiscal 2008 target bonus amounts assume both Individual Multipliers and a Company Multiplier (as such terms are described below) of 100%. A participant could receive an actual bonus that was larger or smaller than his target bonus amount, or could receive no bonus whatsoever, depending on the extent to which applicable Company and individual performance measurements were obtained.

Individual Multiplier and Individual Objectives

For fiscal 2008, the Committee set the following individual performance objectives for the Company’s named executive officers (other than our Chief Executive Officer):

2008 Executive Plan Individual Performance Objectives
• Maximize success of reorganization
• Successfully integrate acquisitions
• Achieve product sales and upgrade milestones and improve technology market penetration
• Improve management and organizational efficiencies
• Successfully meet key metrics and milestones in functional business plans
• Establish metrics for assessing the future organization

Our Chief Executive Officer assesses the achievement of the individual performance objectives described above and also arrives at a performance rating based on his evaluation of the individual’s overall performance during the year. He then recommends and the Committee certifies the combination of the individual performance objectives assessment and the performance rating, yielding a bonus payout percentage for each named executive officer (the “Individual Multiplier”). The Individual Multipliers could range from 0% to 175% based on various combinations of individual performance objectives assessments and performance ratings.

Company Multiplier

In November 2007, the Committee approved a corporate financial performance matrix and related formula that determined award funding levels based on varying combinations of achievement of revenue and pre-tax income margin goals and the resultant pre-tax net income amounts (the “Company Multiplier”). The bonus pool would not be funded unless the Company achieved a threshold of $506.1 million revenue for fiscal 2008. The minimum pre-tax net income threshold for fiscal 2008 was $219.9 million, which would result in a 25% Company Multiplier. If the Company did not meet this threshold, no payments would be made under the 2008 Executive Plan. Achieving pre-tax net income of $240.8 million would result in a 100% Company Multiplier. The Company achieved revenue of $640.2 million and pre-tax net income of $301.8 in fiscal 2008, yielding a 181% Company Multiplier.

Actual 2008 Executive Plan Awards

Awards are typically paid in cash approximately three months after the end of the fiscal year. In November 2008, the Committee reviewed the Company’s results for fiscal 2008 that determined the 181% Company Multiplier and, for the named executive officers other than our Chief Executive Officer, the achievement of individual objectives and their fiscal 2008 overall performance. The Committee concluded that the achievement of individual performance objectives by named executive officers ranged from 86% to 101% and named executive officer performance evaluations ranged from very good to outstanding, resulting in Individual Multipliers ranging from 100% to 150%. Based on the combination of Company financial performance, our named executive officers’ performance, as well as the increased bonus target percentages, the Committee approved the following 2008 Executive Plan award payouts to the named executive officers:

Executive Officer	Target Award	Approved Award
Bill Jasper	$552,500	$1,000,025
Kevin Yeaman	$234,000	$635,310
Mark Anderson	$217,750	$433,540
Marty Jaffe	$250,900	$499,542
Tim Partridge	$204,750	$370,598

In fiscal 2008, cash bonuses under our 2008 Executive Plan for the named executive officers ranged from 27% to 37% of total compensation.

Long-Term Equity Incentives

The objective of our long-term equity incentive plan is to reward long-term company performance, provide compensation that is market competitive, recruit and retain top talent, align our named executive officers’ interests with those of our stockholders, promote executive officer equity ownership and make efficient use of resources.

Equity Awards Granted

Historically, our executive officer long-term incentive compensation consisted solely of stock options. The Committee evaluated our executive officer equity program and in fiscal 2008 adopted a portfolio approach of granting equity awards comprised of a combination of stock options and RSUs as long-term incentive compensation. The Committee considered a number of factors, including trends relating to grant sizes and structure, dilution and FAS 123R equity expense, the Company’s status as a public company and its financial performance, and further alignment with Company stockholders. The Company believes the issuance of RSUs more closely aligns equity awards to stockholder value and balances retention and performance while also helping us control dilution and provide executive officer retention value during periods when there are fluctuations in our stock price. We make initial equity grants to executive officers upon hiring and generally make subsequent equity grants on an annual basis.

The Committee determines the size of each named executive officer’s equity awards based on such named executive officer’s position within the Company, taking into account recent performance of the individual, potential for future responsibility and promotion, retention concerns, the number of unvested equity awards already held by each individual and a comparison of equity awards for our named executive officers against Market Comparables. Long-term equity incentives are targeted at the median of the market, but at times the Committee uses its discretion to approve stock option awards that vary from the median based on individual performance.

In fiscal 2008, the Committee approved the following stock option and RSU grants to our named executive officers:

Executive Officers	Grant Date	Number of Options	Exercise Price	Number of RSUs
Bill Jasper	2/05/2008	75,000	$48.15	15,000
Kevin Yeaman	2/05/2008	35,000	$48.15	7,000
Mark Anderson	2/05/2008	27,000	$48.15	6,000
Marty Jaffe	2/05/2008	27,000	$48.15	6,000
Tim Partridge	2/05/2008	27,000	$48.15	6,000

A quarter of the total number of shares issuable under these options vest on each of the first four anniversaries of February 5, 2008. A quarter of the total number of RSUs vest on each of the first four anniversaries of February 5, 2008.

Our Chief Executive Officer’s equity awards substantially exceed that of the other named executive officers primarily due to a similar disparity between chief executive officer equity awards and other executive officer equity awards within the Market Comparables, as well as other factors such as our Chief Executive Officer’s experience and tenure compared to that of our other named executive officers.

Additional details regarding these equity awards are included in the Grants of Plan-Based Awards in Fiscal 2008 table below.

Equity-Based Award and Grant Vesting Policy

The Committee previously adopted an Equity-Based Award and Grant Vesting Policy (the “Equity Policy”), which applies to all equity-based awards to consultants and employees, including executive officers, senior management and professional and support staff. The Equity Policy provides that equity awards may only be made on set periodic dates. To the extent that a pricing term is applicable to a particular award (e.g., an exercise price for a stock option award), the Equity Policy requires that the pricing term be established by reference to the fair market value of the Company’s Class A Common Stock on the award date as determined in accordance with applicable equity plan provisions.

Restrictions on Trading Securities

The Company has an insider trading policy that prohibits, among other things, short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to the Company’s Common Stock.

Non-Qualified Retirement Plans

Well before the Company’s initial public offering, the Company adopted the SERP for certain executives in the United States. The SERP was terminated in fiscal 2005 and the Company has not made any contributions to the SERP since fiscal 2004. The SERP is described in more detail in “Nonqualified Deferred Compensation for Fiscal 2008—Senior Executive Supplemental Retirement Plan”.

Generally Available Benefits

In fiscal 2008, named executive officers were eligible to participate in the Company’s employee stock purchase plan (“ESPP”) and the health and welfare programs that are generally available to other Company employees, including medical, dental and vision plans; flexible spending accounts for healthcare and childcare; life, accidental death and dismemberment and disability insurance; and paid time off.

The Company also maintains a tax-qualified 401(k) Plan, which is broadly available to the Company’s general employee population. Under the 401(k) Plan, all Company employees are eligible to receive matching contributions and profit sharing contributions from the Company which together were capped at a maximum of up to $24,800 per participating employee in calendar 2008.

Change in Control and Termination Arrangements

The Company’s stock plans contain vesting acceleration provisions that may be triggered by a termination of employment without “cause” or a resignation for “good reason” within 12 months following a change in control of the Company or if the equity award is not assumed by the successor corporation in connection with a change in control. The vesting acceleration benefits are intended to secure the continued dedication of our employees, including our named executive officers, notwithstanding the possibility or occurrence of a change in control. In addition, the Company entered into severance arrangements with Mr. Anderson and Mr. Jaffe as described under the section entitled “Potential Payments Upon Termination or Change of Control”. These arrangements were negotiated as incentives for Mr. Anderson and Mr. Jaffe to join the Company in 2003 and 2000, respectively, and are intended to provide them with a certain measure of job security and protection against termination without cause and termination or loss of employment through no fault of their own. The Company believes that these arrangements were necessary in order to induce Mr. Anderson and Mr. Jaffe to leave their former employers and commence employment with the Company. The acceleration provisions and severance benefits are described in more detail in “Potential Payments Upon Termination or Change of Control”.

Accounting and Tax Considerations

The Company generally takes into consideration the accounting and tax effect of each component of compensation when establishing the compensation programs, practices and packages for the Company’s executive officers and attempts to keep the compensation expense associated with such programs, practices and packages within reasonable levels and an established budget.

FAS 123R

The Company examines the accounting cost associated with equity compensation in light of requirements under FAS 123R. The Committee considered FAS123R requirements at the time it decided to transition to a portfolio approach of granting equity awards comprised of a combination of stock options and RSUs to certain employees, including the named executive officers.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) imposes limitations on the deductibility for federal income tax purposes of compensation over $1 million paid to certain executive officers in a taxable year. Compensation above $1 million may only be deducted if it is “performance-based compensation” within the meaning of the Code. Income from options granted under the Company’s stock plans would generally qualify for a deduction under these restrictions so long as the options are granted by a committee whose members are non-employee directors. The annual cash incentive compensation paid to our Chief Executive Officer is intended to qualify as deductible “performance-based compensation” within the meaning of the Code. In addition, any stock options granted to our named executive officers are granted by the Committee, which is comprised solely of non-employee directors. However, RSUs granted to our named executive officers with time-based vesting do not qualify for a deduction under these restrictions, and it is likely that the vesting of RSUs in the future could cause a payment that is subject to the deduction limit. The Committee intends to evaluate the effects of the Code and any applicable regulations and the advisability of qualifying its executive officer compensation for deductibility of such compensation. The Committee’s policy is to qualify its executive officer compensation for deductibility under applicable tax laws to the extent practicable.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Peter Gotcher, Chairman
Ted W. Hall
Roger Siboni

Fiscal 2008 Summary Compensation Table

The following narrative, tables and footnotes describe the “total compensation” earned during the fiscal year by our named executive officers. The total compensation presented below does not reflect the actual compensation received by our named executive officers in each fiscal year or the target compensation of our named executive officers in each fiscal year. The actual value realized by our named executive officers in fiscal 2008 from long-term incentives (options) is presented in the Option Exercises and Stock Vested at 2008 Fiscal Year-End table in this proxy statement. Target annual cash incentive awards for fiscal 2008 are presented in the Grants of Plan-Based Awards in Fiscal 2008 table in this proxy statement.

The individual components of the total compensation calculation reflected in the Summary Compensation Table are broken out below:

Salary.  Base salary earned during the fiscal year and amounts shown represent 52 weeks of salary and include amounts deferred pursuant to the Company’s 401(k) plan. See “Compensation Discussion and Analysis—Base Salary”.

Stock Awards and Option Awards.  Amounts shown are compensation cost recognized by the Company in the fiscal year for option awards and for fiscal 2008 for RSUs pursuant to FAS 123R, excluding the effect of estimated forfeitures related to service-based vesting conditions. These compensation costs reflect RSUs granted during fiscal 2008 and options granted during and prior to fiscal 2008. See Note 4 to our consolidated financial statements in our 2007 and 2008 Annual Reports on Form 10-K for the assumptions underlying these expenses. Amounts shown do not reflect compensation actually received by the named executive officer. There can be no assurance that RSUs will vest or options will be exercised (in either of which case no value will be realized by the individual) or that the value on vesting or exercise will approximate the compensation expense recognized by the Company. Details about the RSU and option awards made during fiscal 2008 are included in the Grants of Plan-Based Awards in Fiscal 2008 table below. See also “Compensation Discussion and Analysis—Long-Term Equity Incentives” for additional information.

Non-Equity Incentive Plan Compensation.  The amount of Non-Equity Incentive Plan Compensation consists of the Executive Plan awards earned in the fiscal year. Such awards are based on Dolby’s performance during the fiscal year and are paid in the following fiscal year. For information on these awards See “Compensation Discussion and Analysis—Annual Cash Incentive Compensation—2008 Executive Dolby Annual Incentive Plan” and “Grants of Plan-Based Awards in Fiscal 2008”.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Bill Jasper	2008	650,000	115,935	1,819,521	(1)	1,000,025	26,710	(2)	3,612,191
President and Chief Executive Officer	2007	643,444	—	2,489,207	(1)	600,000	26,285	(2)	3,758,936

Kevin Yeaman	2008	360,000	54,103	651,437		635,310	26,655	(3)	1,727,505
Executive Vice President and Chief Financial Officer	2007	353,803	—	498,666		321,750	26,207	(3)	1,200,426

Mark Anderson	2008	335,000	46,374	492,432		433,540	26,563	(4)	1,333,909
Executive Vice President, General Counsel and Secretary	2007	329,299	—	531,757		250,000	26,116	(4)	1,137,172

Marty Jaffe	2008	386,000	46,374	615,062		499,542	26,710	(5)	1,573,688
Executive Vice President, Business Affairs	2007	382,034	—	685,036		275,000	26,281	(5)	1,368,351

Tim Partridge	2008	315,000	46,374	602,560		370,598	26,489	(6)	1,361,021
Executive Vice President, Products and Technologies	2007	310,512	—	675,220		211,000	26,041	(6)	1,222,773

(1)	Includes $115,036 and $114,811 in expense in fiscal 2008 and 2007, respectively, related to options which were transferred to Mr. Jasper’s former spouse pursuant to a domestic relations order.
(2)	In fiscal 2008, comprised of $24,800 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $1,910 in life insurance premiums. In fiscal 2007, comprised of $24,375 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $1,910 in life insurance premiums.
(3)	In fiscal 2008, comprised of $24,800 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $1,855 in life insurance premiums. In fiscal 2007, comprised of $24,375 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $1,832 in life insurance premiums.

(4)	In fiscal 2008, comprised of $24,800 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $1,763 in life insurance premiums. In fiscal 2007, comprised of $24,375 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $1,741 in life insurance premiums.
(5)	In fiscal 2008, comprised of $24,800 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $1,910 in life insurance premiums. In fiscal 2007, comprised of $24,375 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $1,906 in life insurance premiums.
(6)	In fiscal 2008, comprised of $24,800 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $1,689 in life insurance premiums. In fiscal 2007, comprised of $24,375 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $1,666 in life insurance premiums.

Grants of Plan-Based Awards in Fiscal 2008

During fiscal 2008, we granted the following plan-based awards to our named executive officers:

1.	2008 Executive Plan grants (annual cash incentive based awards)

2.	Stock Options, and

3.	RSUs.

Information with respect to each of these awards on a grant-by-grant basis is set forth in the table below. For a detailed discussion of each of these awards and their material terms, refer to “Executive Compensation—Fiscal 2008 Summary Compensation Table” and “Compensation Discussion and Analysis” above.

Name	Grant Date	Approval Date(2)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold ($)	Target ($)	Maximum ($)
Bill Jasper	N/A	N/A	—	552,500	5,000,000	—	—	—	—
	02/05/08	01/30/08	—	—	—	—	75,000	48.15	1,515,368
	02/05/08	01/30/08	—	—	—	15,000	—	—	722,250

Kevin Yeaman	N/A	N/A	—	234,000	—	—	—	—	—
	02/05/08	01/30/08	—	—	—	—	35,000	48.15	707,172
	02/05/08	01/30/08	—	—	—	7,000	—	—	337,050

Mark Anderson	N/A	N/A	—	217,750	—	—	—	—	—
	02/05/08	01/30/08	—	—	—	—	27,000	48.15	545,532
	02/05/08	01/30/08	—	—	—	6,000	—	—	288,900

Marty Jaffe	N/A	N/A	—	250,900	—	—	—	—	—
	02/05/08	01/30/08	—	—	—	—	27,000	48.15	545,532
	02/05/08	01/30/08	—	—	—	6,000	—	—	288,900

Tim Partridge	N/A	N/A	—	204,750	—	—	—	—	—
	02/05/08	01/30/08	—	—	—	—	27,000	48.15	545,532
	02/05/08	01/30/08	—	—	—	6,000	—	—	288,900

(1)	Reflects threshold, target and maximum target bonus amounts for fiscal 2008 performance under the 2008 Executive Plan, as described in “Compensation Discussion and Analysis—Annual Cash Incentive Compensation—2008 Executive Dolby Annual Incentive Plan”. The actual bonus amounts were determined by the Compensation Committee in November 2008 and are reflected in the “Non-Equity Incentive Plan Compensation” column of the “Fiscal 2008 Summary Compensation Table”.
(2)	Approved by the Compensation Committee on January 30, 2008 pursuant to the terms of the Company’s Equity Policy to be effective on the third trading day (February 5, 2008) following the date of the first quarter fiscal 2008 earnings release.
(3)	Reflects awards of RSUs. A quarter of the total number of RSUs vests on each of the first four anniversaries of February 5, 2008. See “Potential Payments Upon Termination or Change of Control—Termination or Change of Control Arrangements” for a further description of certain terms relating to these awards.
(4)	Reflects options granted under the 2005 Stock Plan, which were granted with an exercise price equal to the closing price of our Common Stock on the date of grant. A quarter of the total number of shares issuable under each option vests on each of the first four anniversaries of February 5, 2008. See “Potential Payments Upon Termination or Change of Control—Termination or Change of Control Arrangements” for a further description of certain terms relating to these awards.
(5)	Amounts shown do not reflect compensation actually received by the named executive officer. Amounts shown reflect the grant date fair value of each equity award computed in accordance with FAS 123R. See Note 4 to our consolidated financial statements in our 2008 Annual Report on Form 10-K for the assumptions underlying the grant date fair value. These amounts do not correspond to the actual value that will be recognized by the named executive officers.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table presents information concerning all outstanding equity awards as of the end of fiscal 2008 for each named executive officer.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Bill Jasper	—		75,000	(4)	—	48.15	02/05/2018
	31,250	(5)	93,750	(5)	—	28.13	11/14/2016
	40,000	(6)	20,000	(6)	—	19.20	06/16/2015
	417,284	(7)	—		—	2.08	04/21/2014
								15,000	540,600	—	—
Kevin Yeaman	—		35,000	(8)	—	48.15	02/05/2018
	15,000	(9)	45,000	(9)	—	28.13	11/14/2016
	45,000	(10)	75,000	(10)	—	16.58	10/24/2015
								7,000	252,280	—	—
Mark Anderson	—		27,000	(11)	—	48.15	02/05/2018
	—		37,500	(12)	—	28.13	11/14/2016
	—		10,000	(13)	—	19.20	06/16/2015
								6,000	216,240	—	—
Marty Jaffe	—		27,000	(14)	—	48.15	02/05/2018
	13,750	(15)	41,250	(15)	—	28.13	11/14/2016
	45,000	(16)	15,000	(16)	—	19.20	06/16/2015
	23,500	(17)	—		—	2.08	04/21/2014
	3,750	(18)	—		—	1.26	01/17/2011
								6,000	216,240	—	—
Tim Partridge	—		27,000	(19)	—	48.15	02/05/2018
	13,750	(20)	41,250	(20)	—	28.13	11/14/2016
	41,250	(21)	13,750	(21)	—	19.20	06/16/2015
	10,000	(22)	—		—	2.08	04/21/2014
								6,000	216,240	—	—

(1)	Vesting of the options is subject to acceleration under the circumstances described under “Potential Payments Upon Termination or Change in Control—Termination or Change of Control Arrangements”. The options have a term of ten years, subject to earlier termination in certain events.
(2)	A quarter of the total number of shares issuable under the RSUs vests on each of the first four anniversaries of February 5, 2008. Vesting of the RSUs is subject to acceleration under the circumstances described under “Potential Payments Upon Termination or Change in Control—Termination or Change of Control Arrangements”.
(3)	The values set forth in this column are based on the closing sale price of the Class A Common Stock on September 26, 2008 ($36.04 per share) multiplied by the number of unvested RSUs outstanding at September 26, 2008.
(4)	This option was granted for a total of 75,000 shares of Class A Common Stock on February 5, 2008. A quarter of the total number of shares issuable under the option vests on each of the first four anniversaries of February 5, 2008.
(5)	This option was granted for a total of 125,000 shares of Class A Common Stock on November 14, 2006. A quarter of the total number of shares issuable under the option vests on each of the first four anniversaries of November 14, 2006.
6)	This option was granted for a total of 80,000 shares of Class A Common Stock on June 16, 2005. A quarter of the total number of shares issuable under the option vests on each of the first four anniversaries of July 1, 2005. Includes 6,000 vested shares and 2,000 unvested shares transferred to Mr. Jasper’s former spouse pursuant to a domestic relations order.

(7)	This option was granted for a total of 900,000 shares of Class B Common Stock on April 21, 2004. A quarter of the total number of shares issuable under the option vests on each of the first four anniversaries of April 1, 2004. Includes 22,500 vested shares transferred to Mr. Jasper’s former spouse pursuant to a domestic relations order.
(8)	This option was granted for a total of 35,000 shares of Class A Common Stock on February 5, 2008. A quarter of the total number of shares issuable under the option vests on each of the first four anniversaries of February 5, 2008.
(9)	This option was granted for a total of 60,000 shares of Class A Common Stock on November 14, 2006. A quarter of the total number of shares issuable under the option vests on each of the first four anniversaries of November 14, 2006.
(10)	This option was granted for a total of 150,000 shares of Class A Common Stock on October 24, 2005. A quarter of the total number of shares issuable under the option vests on each of the first four anniversaries of January 1, 2006.
(11)	This option was granted for a total of 27,000 shares of Class A Common Stock on February 5, 2008. A quarter of the total number of shares issuable under the option vests on each of the first four anniversaries of February 5, 2008.
(12)	This option was granted for a total of 50,000 shares of Class A Common Stock on November 14, 2006. A quarter of the total number of shares issuable under the option vests on each of the first four anniversaries of November 14, 2006.
(13)	This option was granted for a total of 40,000 shares of Class A Common Stock on June 16, 2005. A quarter of the total number of shares issuable under the option vests on each of the first four anniversaries of July 1, 2005.
(14)	This option was granted for a total of 27,000 shares of Class A Common Stock on February 5, 2008. A quarter of the total number of shares issuable under the option vests on each of the first four anniversaries of February 5, 2008.
(15)	This option was granted for a total of 55,000 shares of Class A Common Stock on November 14, 2006. A quarter of the total number of shares issuable under the option vests on each of the first four anniversaries of November 14, 2006.
(16)	This option was granted for a total of 60,000 shares of Class A Common Stock on June 16, 2005. A quarter of the total number of shares issuable under the option vests on each of the first four anniversaries of July 1, 2005.
(17)	This option was granted for a total of 180,000 shares of Class B Common Stock on April 21, 2004. A quarter of the total number of shares issuable under the option vests on each of the first four anniversaries of April 1, 2004.
(18)	This option was granted for a total of 25,000 shares of Class B Common Stock on January 17, 2001. A quarter of the total number of shares issuable under the option vests on each of the first four anniversaries of January 1, 2001.
(19)	This option was granted for a total of 27,000 shares of Class A Common Stock on February 5, 2008. A quarter of the total number of shares issuable under the option vests on each of the first four anniversaries of February 5, 2008.
(20)	This option was granted for a total of 55,000 shares of Class A Common Stock on November 14, 2006. A quarter of the total number of shares issuable under the option vests on each of the first four anniversaries of November 14, 2006.
(21)	This option was granted for a total of 55,000 shares of Class A Common Stock on June 16, 2005. A quarter of the total number of shares issuable under the option vests on each of the first four anniversaries of July 1, 2005.
(22)	This option was granted for a total of 180,000 shares of Class B Common Stock on April 21, 2004. A quarter of the total number of shares issuable under the option vests on each of the first four anniversaries of April 1, 2004.

Option Exercises and Stock Vested at 2008 Fiscal Year-End

The following table presents information concerning the aggregate number of shares for which options were exercised during fiscal 2008 by each of the named executive officers. Options have been granted to the named executive officers since 2000. Consequently, the value realized by the executives upon exercise of the options was actually earned over a period of up to eight years.

None of the named executive officers acquired any shares upon vesting of stock awards during fiscal 2008.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Bill Jasper	20,000	408,978
Kevin Yeaman	20,000	519,446
Mark Anderson	61,875	1,866,101
Marty Jaffe	62,500	2,489,583
Tim Partridge	130,000	5,286,909

(1)	Value realized on the exercise of stock options equals the difference between the market price of the underlying securities on the date of actual exercise and the exercise price.

Nonqualified Deferred Compensation for Fiscal 2008

The following table presents information concerning nonqualified deferred compensation for each of the named executive officers for fiscal 2008.

Name	Aggregate Earnings in Last FY ($)(1)	Aggregate Balance at Last FYE ($)(2)
Bill Jasper (3)	—	1,415,711
Kevin Yeaman	—	—
Mark Anderson	—	—
Marty Jaffe	—	—
Tim Partridge	—	—

(1)	None of the earnings in this column are included in the Fiscal 2008 Summary Compensation Table because they were not preferential or above market.
(2)	The aggregate balances in this column include the following amounts which were reported previously as “Other Compensation” in Summary Compensation Tables in prior proxy statements: Bill Jasper—Fiscal 2004: $103,394 in contributions under our senior executive supplemental retirement plan.
(3)	Fifty percent of these amounts are payable to Mr. Jasper’s former spouse pursuant to a domestic relations order.

The table above excludes balances in 401(k) held by the named executive officers. The 401(k) plan is a qualified plan available to all salaried U.S. Dolby employees.

Senior Executive Supplemental Retirement Plan

Senior Executive Supplemental Retirement Plan. We maintain a nonqualified senior executive supplemental retirement plan, which provides supplemental retirement benefits for a select group of executive employees based on contributions we made to the plan and the gains and losses on the investment of those contributions.

Distributions from the senior executive supplemental retirement plan are made in a single lump sum, or, at a participant’s election, in up to ten installments. Prior to fiscal 2005 we made annual contributions on behalf of each participant in an amount necessary to fund a hypothetical joint and 50% survivor annuity benefit payable to each participant commencing at age 65. The hypothetical monthly benefit is determined on the basis of an 8% interest rate and a standard mortality table by multiplying (i) 2% of a participant’s projected average annual compensation by (ii) a participant’s total expected years of service with us up to 30 years. A participant’s projected average annual compensation is determined by averaging the participant’s estimated annual compensation over the three consecutive years of service occurring in the participant’s final three plan years preceding attainment of age 65. Each participant is 100% vested in his or her interest in the senior executive supplemental retirement plan at all times. Upon a participant’s termination of service with us for any reason other than death, a participant is entitled to his or her account balance determined as of the valuation date immediately preceding his or her termination date, which amount will be paid in a single lump sum or in up to ten installments. Upon a participant’s death, the participant’s beneficiary will receive all amounts credited to the participant’s account as of the date of death and in a single lump sum. Amounts contributed by us under the senior executive supplemental retirement plan are held in a rabbi trust and a participant’s account will be credited with investment gains and losses based on investments selected by the participant. However, if a participant fails to make an investment election, the trustee of the senior executive supplemental retirement plan may direct such investments. In fiscal 2005, the Board of Directors amended and restated the plan to comply with Section 409A of the Code and proposed Internal Revenue Service regulations under Section 409A and terminated the plan. In fiscal 2008, the Board of Directors further amended and restated the plan to comply with final regulations under the Code. As a result of the termination of the plan, no additional amounts will be contributed to participants under the plan, but amounts already credited to participants under the plan will remain subject to the terms and conditions of the plan and will continue to be credited with gains and losses based on the gains and losses of investment funds designated by the Company and selected by the participant. Distributions under the plan will be made in the manner and at the time described above without regard to the termination of the plan.

The table below shows the current investment options selected by participants in the plan and their annual rate of return for fiscal 2008.

Name of Fund	Rate of Return
Schwab Money Market Fund	1.79	%(1)
T. Rowe Price Growth Stock Fund	-25.72	%(2)

(1)	One year rate of return as of September 30, 2008 based upon account statements provided by the administrator of the plan.
(2)	One year rate of return as of September 30, 2008 as reported by T. Rowe Price.

Potential Payments Upon Termination or Change in Control

Termination or Change of Control Arrangements

2000 Stock Incentive Plan

Our amended and restated 2000 Stock Incentive Plan provides that in the event of a “corporate transaction,” generally defined as a merger with or into another corporation or a change in control, the portion of each award that is assumed, substituted or replaced with a cash incentive program will become fully vested and exercisable upon termination of an employee, director or consultant if such termination occurs by us or the successor corporation without “cause” or voluntarily by such employee, director or consultant with “good reason” and within twelve months following such corporate transaction. For the portion of the award that is not assumed, substituted or replaced, such portion of the award will become automatically vested and exercisable immediately prior to the effective date of the corporate transaction. If an award is not assumed, substituted or replaced, it will terminate upon the consummation of the corporate transaction.

2005 Stock Plan

Our 2005 Stock Plan provides that in the event of a “change in control,” the successor corporation may assume, substitute an equivalent award, or replace with a cash incentive program each outstanding award under the plan. If there is no assumption, substitution or replacement with a cash incentive program of outstanding awards, such awards will become fully vested and exercisable immediately prior to the change in control unless otherwise determined by the administrator, and the administrator will provide notice to the recipient that he or she has the right to exercise such outstanding awards for a period of 15 days from the date of the notice. The awards will terminate upon the expiration of the 15-day period. Awards made to a non-employee director will become fully vested and exercisable immediately prior to the change in control. Awards made to our employees and consultants will be subject to an accelerated vesting schedule equal to one year of additional vesting for each year of service the employee or consultant provided to us, if such employee or consultant is terminated by us or a successor to us without “cause” or if such employee or consultant resigns for “good reason,” provided that the termination or resignation occurs within the 12 months following our change in control.

Under the 2000 Stock Incentive Plan and the 2005 Stock Plan, “Cause” means the termination by the Company of a participant’s service based on such participant’s: (i) refusal or failure to act in accordance with any lawful Company orders; (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of disability); (iii) the performance or failure to perform any act in bad faith and to the detriment of the Company; (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

Under the 2000 Stock Incentive Plan and the 2005 Stock Plan, “Good Reason” means the occurrence following a change in control of any of the following events or conditions unless consented to by the participant: (a) certain reductions in the participant’s base salary; or (b) requiring the participant to be based at any place outside a 50-mile radius from the participant’s job location or residence prior to the change in control except for reasonably required business travel. The 2000 Stock Incentive Plan also includes a material and substantial diminution of responsibilities or duties in the definition of “Good Reason”.

Employment Agreement with Mark Anderson

Mark Anderson, our Executive Vice President, General Counsel and Secretary, executed an offer letter dated October 23, 2003, effective as of November 20, 2003. In the event Mr. Anderson’s employment terminates without cause, he will be entitled to receive severance equal to twelve months of his then current salary at such time of termination and if Mr. Anderson’s employment is terminated without cause or he terminates his employment with good reason, his outstanding stock option awards will vest in full. Mr. Anderson’s calendar 2008 salary at the end of fiscal 2008 was $335,000.

Employment Agreement with Marty Jaffe

Marty Jaffe, our Executive Vice President, Business Affairs, executed an offer letter dated September 28, 2000, effective as of November 1, 2000. In the event Mr. Jaffe’s employment terminates without cause, he will be entitled to receive severance equal to twelve months of his then current salary at such time of termination. Mr. Jaffe’s calendar 2008 salary at the end of fiscal 2008 was $386,000.

Estimated Payments Upon Termination or Change in Control

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the named executive officers. Payments and benefits are estimated assuming that the triggering event took place on the last day of fiscal 2008 (September 26, 2008), and the price per share of our Common Stock is the closing price on the NYSE as of that date ($36.04). These benefits are in addition to benefits available generally to salaried employees, such as distributions under the Company’s 401(k) plan, medical benefits, disability benefits and accrued vacation pay. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct.

Name	Type of Benefit	Potential Payments Upon:
				Involuntary Termination Other Than For Cause		Voluntary Termination for Good Reason
		Change in Control without Assumption of Outstanding Equity Awards ($)	Voluntary Termination Not for Good Reason or Termination for Cause ($)	Prior to Change in Control ($)	Within 12 Months of Change in Control ($)	Prior to Change in Control ($)	Within 12 Months of Change in Control ($)
Bill Jasper	Cash Severance Payments	—	—	—	—	—	—
	Vesting Acceleration (1)	1,585,283	—	—	1,585,283	—	1,585,283
	Total Termination Benefits	1,585,283	—	—	1,585,283	—	1,585,283

Kevin Yeaman	Cash Severance Payments	—	—	—	—	—	—
	Vesting Acceleration (1)	2,067,730	—	—	1,822,940	—	1,822,940
	Total Termination Benefits	2,067,730	—	—	1,822,940	—	1,822,940

Mark Anderson	Cash Severance Payments	—	—	335,000	335,000	—	—
	Vesting Acceleration (1)	681,265	—	465,025	681,265	465,025	681,265
	Total Termination Benefits	681,265	—	800,025	1,016,265	465,025	681,265

Marty Jaffe	Cash Severance Payments	—	—	386,000	386,000	—	—
	Vesting Acceleration (1)	795,128	—	—	795,128	—	795,128
	Total Termination Benefits	795,128	—	386,000	1,181,128	—	795,128

Tim Partridge	Cash Severance Payments	—	—	—	—	—	—
	Vesting Acceleration (1)	774,078	—	—	774,078	—	774,078
	Total Termination Benefits	774,078	—	—	774,078	—	774,078

(1)	The values set forth in the table above are based on (i) the excess of the closing sale price of the Class A Common Stock on September 26, 2008 ($36.04 per share) over the exercise price with respect to unvested stock options, and (ii) the closing sale price of the Class A Common Stock on September 26, 2008 ($36.04 per share) in the case of RSUs.

Compensation of Directors

The following table provides information concerning the compensation paid by us to each of our non-employee directors for fiscal 2008. Mr. Dolby and Mr. Jasper, who are our employees, do not receive additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)(4)	Option Awards ($)(2)(4)	Total ($)
Peter Gotcher	90,000	103,043	126,256	319,299
Ted W. Hall	76,000	103,043	237,279	416,322
Sanford Robertson	76,000	103,043	126,256	305,299
Roger Siboni	104,000	103,043	126,256	333,299

(1)	Consists of meeting attendance fees, annual retainers and, if applicable, committee chair retainers.
(2)	Amounts shown do not reflect compensation actually received by the directors. Amounts shown are compensation cost recognized by the Company in fiscal 2008 for RSU and option awards pursuant to FAS 123R, excluding the effects of estimated forfeitures related to service-based vesting conditions. These compensation costs reflect RSUs granted during fiscal 2008 and options granted prior to fiscal 2008. See Note 4 to our consolidated financial statements in our 2008 Annual Report on Form 10-K for the assumptions underlying this expense. There can be no assurance that RSUs or options will vest or options will be exercised (in such cases no value will be realized by the individual) or that the value on vesting or exercise will approximate the compensation expense recognized by the Company.
(3)	In fiscal 2008, our non-employee directors received the following number of RSUs:

Name	Grant Date	Number of RSUs	Grant Date Fair Value($)
Peter Gotcher	02/05/2008	10,000	481,500
Ted W. Hall (5)	02/05/2008	10,000	481,500
Sanford Robertson	02/05/2008	10,000	481,500
Roger Siboni	02/05/2008	10,000	481,500

(4)	As of September 26, 2008, the aggregate number of shares underlying outstanding options and RSUs for each of our non-employee directors was:

Name	Aggregate Number of Shares Underlying Outstanding Options	Aggregate Number of Shares Underlying RSUs
Peter Gotcher	72,500	10,000
Ted W. Hall (5)	50,000	10,000
Sanford Robertson	22,501	10,000
Roger Siboni	132,500	10,000

(5)	Options are held in the name of The Hall 2006 Trust.

Standard Non-Employee Director Compensation Arrangements

We use a combination of cash and equity compensation to attract and retain qualified candidates to serve on our Board of Directors. The Outside Director Compensation Committee, which consists of Mr. Dolby and Mr. Jasper, (the “Committee” for purposes of the Compensation of Directors disclosure) of the Board of Directors periodically conducts a review of director compensation and, if appropriate, approves any changes in the type or amount of cash compensation. In addition, the Committee may recommend changes in the type or amount of equity compensation. Any change in director equity compensation must be approved by the Board of Directors.

Cash Compensation

During fiscal 2008, non-employee director annual cash retainer fees were $50,000 and payable in quarterly increments. In addition, Mr. Siboni received $20,000 for his services as chairman of our Audit Committee and Mr. Gotcher received $10,000 for his services as chairman of our Compensation Committee, both payable in quarterly increments. We also paid a $1,000 per meeting fee for non-employee director attendance at Board and committee meetings and a $2,000 per meeting fee to Mr. Siboni for his attendance as chairman at meetings of an ad hoc committee of the Board in lieu of the $1,000 per meeting attendance fee.

Equity Compensation

On October 30, 2007, the Committee reviewed non-employee director compensation. In the course of its review, the Committee reviewed, among other things, fiscal 2007 retainer and meeting fees, the FAS 123R grant date fair value of fiscal 2007 option grants, and the aggregate number of options held at the end of fiscal 2007. The Committee also took into consideration compensation trends for outside directors. Based on its review, the Committee recommended to the Board of Directors that beginning as of the Company’s 2008 Annual Meeting the Company grant RSUs to the non-employee directors in lieu of options. On November 6, 2007, the Board of Directors approved the proposed changes in non-employee director equity compensation and approved an amendment to the 2005 Stock Plan to reflect the changes in equity compensation.

Commencing with the Company’s 2008 Annual Meeting, (i) initial RSU awards to newly appointed non-employee directors are 20,000 shares and (ii) subsequent RSU awards to non-employee directors are 10,000 shares. Immediately following each annual meeting of our stockholders, non-employee directors who have been directors for at least six months automatically receive a subsequent RSU award. One-third of the shares covered by initial or subsequent RSU awards vest on each of the first three anniversaries of the grant date as long as the director continues to serve on the applicable vesting date and all shares covered by initial or subsequent RSU awards will become fully vested and exercisable immediately prior to a change in control of the Company.

Other Arrangements

We reimburse our non-employee directors for reasonable travel, lodging and related expenses in connection with attendance at our Board and committee meetings and Company-related activities.

Equity Compensation Plan Information

The following table sets forth information regarding outstanding options and RSUs and shares reserved for future issuance under our equity compensation plans as of September 26, 2008.

Plan Category	Class of Common Stock	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
		(a)		(b)		(c)
Equity compensation plans approved by security holders (1)	Class A	4,518,186	(2)	$29.28	(3)	7,425,589	(4)
	Class B	2,412,999		$1.82		515,136	(5)

Equity compensation plans not approved by security holders	Class A	—		—		—
	Class B	—		—		—

Total	Class A	4,518,186	(2)	$29.28	(3)	7,425,589	(4)
	Class B	2,412,999		$1.82		515,136	(5)

(1)	Consists of the 2000 Stock Incentive Plan, 2005 Stock Plan and ESPP.
(2)	Excludes 60,842 shares that were issued at the end of the most recent ESPP purchase period, which began on May 15, 2008 and ended on November 17, 2008, after the end of our 2008 fiscal year, but includes 255,006 shares issuable upon vesting of outstanding RSUs granted under the 2005 Stock Plan.
(3)	RSUs do not have an exercise price and therefore are not included in the calculation of the weighted average exercise price.
(4)	Includes 808,019 shares available for issuance under the ESPP at the end of our 2008 fiscal year, including the 60,842 shares described in note 2, above.
(5)	Consists of 515,136 shares available for issuance under the 2000 Stock Incentive Plan. Our Board of Directors decided not to grant any additional options under the 2000 Stock Incentive Plan following the completion of our initial public offering on February 17, 2005.

2000 Stock Incentive Plan

Effective October 2000, we adopted the 2000 Stock Incentive Plan. The 2000 Stock Incentive Plan, as amended in April 2004 and September 2004, provides for the issuance of incentive and nonqualified stock options to employees, directors and consultants of the Company to purchase up to 15.1 million shares of Class B Common Stock. Under the terms of this plan, options become exercisable as established by the Board of Directors (generally ratably over four years), and generally expire ten years after the date of the grant. Options granted under the plan were generally granted at not less than fair market value at the date of grant. Our Board of Directors decided not to grant any additional options under the 2000 Stock Incentive Plan following the completion of our initial public offering on February 17, 2005.

2005 Stock Plan

In January 2005, our stockholders approved our 2005 Stock Plan, which our Board of Directors had adopted in November 2004. The 2005 Stock Plan became effective on February 16, 2005, the day prior to the completion of our initial public offering. In February 2006, our stockholders approved the amendment and restatement of our 2005 Stock Plan, which our Board of Directors had approved in December 2005, to permit certain awards under the plan to qualify as performance-based compensation under Section 162(m) of the Code and to permit the granting of performance cash bonus awards under the plan. Our Board of Directors amended and restated our 2005 Stock Plan in June 2006 to increase the size of initial and subsequent option grants for non-employee directors under the plan. In February 2008 our stockholders approved the amendment and restatement of our 2005 Stock Plan, which our Board of Directors had approved in November 2007, to increase the authorized share reserve by 6,000,000 shares to 12,000,000 shares. Our 2005 Stock Plan provides for the ability to grant incentive stock options, non-statutory stock options, restricted stock, RSUs, stock appreciation rights (“SARs”), deferred stock units, performance units, performance shares and performance cash bonus awards. Any shares subject to an award with a per share price less than the fair market value of our Class A Common Stock on the date of grant will be counted against the authorized share reserve as two shares for every one share subject to the award, and if returned to the 2005 Stock Plan, such shares will be counted as two shares for every one share returned.

Employee Stock Purchase Plan

In January 2005, our Board of Directors adopted and our stockholders approved our ESPP, which allows eligible employees to have up to ten percent of their eligible compensation withheld and used to purchase shares of our Class A Common Stock. The ESPP became effective on February 16, 2005, and the first purchase took place on November 15, 2005. For the first offering period, the plan provided for the purchase of shares at 95 percent of the lower of the Company’s initial public offering price of $18.00 or the closing price on the NYSE on the last day of the offering period. Prior to February 5, 2008, the plan allowed for a purchase price equal to 95 percent of the closing price on the NYSE on the last day of the offering period. On February 5, 2008, the plan was amended to allow for a purchase price equal to 85 percent of the closing price on the New York Stock Exchange on the last day of the purchase period commencing with the offering period beginning on May 15, 2008. With the exception of the first offering period, offering periods generally start on the first trading day on or after May 15th and November 15th of each year. Commencing with the May 2009 offering period, offering periods will start on the first trading day following the prior offering period’s exercise date. For example, the May 2009 offering period will commence on May 18, 2009, which is the first trading day after the prior offering period’s exercise date which will take place on May 15, 2009. A total of 1,000,000 shares of our Class A Common Stock are authorized for sale under the ESPP.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of the Board of Directors is comprised of three directors, each of whom qualifies as “independent” under the current listing requirements of the NYSE. The current members of the Audit Committee are Peter Gotcher, Sanford Robertson and Roger Siboni. The Audit Committee acts pursuant to a written charter.

In performing its functions, the Audit Committee acts in an oversight capacity and relies on the work and assurances of (i) the Company’s management, which has the primary responsibility for financial statements and reports and the Company’s internal controls, and (ii) the independent registered public accounting firm, which, in its report, expresses an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States. It is not the duty of the Audit Committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess the Company’s internal control over financial reporting.

Within this framework, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended September 26, 2008 and the Company’s internal control over financial reporting. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. In addition, the Audit Committee has received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm, KPMG LLP, the independence of that firm and has considered whether the provision of non-audit services was compatible with maintaining the independence of that firm.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 26, 2008.

Audit Committee

Roger Siboni, Chairman

Peter Gotcher

Sanford Robertson

PROPOSAL 2

AMENDMENT AND RESTATEMENT OF THE COMPANY’S BYLAWS

At the Annual Meeting, our stockholders will be asked to approve the amendment and restatement of the Company’s Bylaws (the “Bylaws”) in order to change the procedures relating to special meetings of stockholders and advance notice of stockholders’ director nominations and proposals (the “Bylaw Amendments”). On November 4, 2008, the Board of Directors adopted the Bylaw Amendments, subject to stockholder approval.

Reason for Bylaw Amendments and Effect of Bylaw Amendments

The text of the proposed Bylaw Amendments, marked with deletions indicated by strike-outs and additions indicated by underlining, is attached to this proxy statement as Appendix A. The description of the Bylaw Amendments is only a summary of the material terms and is qualified by reference to the actual text as set forth in Appendix A.

The Company’s Bylaws currently contain provisions regarding the manner by which stockholders may nominate directors and present proposals. If adopted, the proposed Bylaw Amendments will generally, among other things:

•

clarify that a special meeting may not be called by anyone other than the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer of the Company or the President of the Company;

•

clarify the advance notice requirements for business that may be conducted at a stockholders’ meeting to require that a stockholder may only nominate directors or present proposals before a meeting if such nomination or proposal was made in compliance with the advance notice procedures of the Bylaws;

•

change the deadline for stockholder proposals to a range of 45 to 75 days prior to the mailing date of the previous year’s proxy materials (or notice of availability of proxy materials, whichever is earlier); and

•

require that any stockholder nominating directors or proposing business also disclose certain of the stockholder’s relationships and such stockholder’s and stockholder nominees’ derivative positions or hedging transactions with respect to the Company’s securities.

The Board of Directors believes that the Bylaw Amendments will clarify the advance notice procedures for stockholders. In addition, the Bylaw Amendments establish more detailed procedures for the notification of business which is to be presented at stockholders’ meetings, which will enable the Board to better plan for such meetings, inform stockholders if necessary or desirable prior to the meeting of the business to be conducted, and to provide more orderly procedures for conducting the meeting. Furthermore, the requirement that stockholders disclose their and their nominees’ derivative positions and other forms of indirect ownership of the Company’s securities will enable the Board to better analyze stockholder proposals and potential director nominees, assess the interests of the stockholder proponent and assist the Board in making a recommendation or statement of its position. In turn, stockholders will be provided with better information so as to determine whether they desire to attend the meeting or grant a proxy to the Company as to the disposition of any such business.

However, stockholders should be aware that the Bylaw Amendments will preclude the conduct of business at a particular meeting if the advance notice procedures are not followed correctly. As a result, a stockholder nomination or proposal that is not made in compliance with the Bylaw Amendments could be delayed to a subsequent meeting.

Required Vote

Proposal 2 requires the affirmative “FOR” vote of at least sixty-six and two-thirds percent of the voting power of the shares issued and outstanding as of the Record Date.

The Board of Directors recommends a vote “FOR” the amendment and restatement of the Company’s Bylaws to change the procedures relating to special meetings of stockholders and stockholder advance notice of director nominations and proposals.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 25, 2009. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

The following table sets forth the aggregate fees billed or expected to be billed by KPMG LLP for audit and other services rendered.

	Fiscal Years Ended
	2008	2007
Audit Fees (1)	$2,716,465	$2,750,216
Audit-Related Fees (2)	$420,903	—
Tax Fees (3)	—	—
All Other Fees (4)	$89,112	$297,539

	$3,226,480	$3,047,755

(1)	Audit fees consist of fees incurred or expected to be incurred for professional services rendered for the audit of our annual consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting, review of our quarterly consolidated financial statements and foreign statutory audits, the May 2007 secondary offering of shares by our principal stockholder, the May 2008 registration of additional securities, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees”. In fiscal 2007, no audit-related fees were billed. In fiscal 2008, audit-related fees consist of due diligence services provided by KPMG LLP relating to the acquisition of Coding Technologies.
(3)	The Company generally does not engage KPMG LLP for tax services.
(4)	All other fees consist of fees billed in connection with audits of our licensees in fiscal 2007 and fiscal 2008.

The Audit Committee considered whether the provision of services other than audit services is compatible with maintaining KPMG LLP’s independence.

Pre-Approval Policies and Procedures

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The Audit Committee also has delegated authority to the chairman of the Audit Committee to approve (i) non-audit related services to be provided by the Company’s principal registered public accounting firm, and (ii) statutory audit services to be provided by the Company’s principal registered public accounting firm or other auditors.

All services and fees provided to the Company by KPMG LLP in fiscal 2008 were pre-approved by the Audit Committee.

Required Vote

Ratification requires the affirmative vote of a majority of the voting power of the shares present and entitled to vote on Proposal 3 at the Annual Meeting in person or by proxy. Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote “FOR” ratification of KPMG LLP as the Company’s independent registered public accounting firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s Class A Common Stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended September 26, 2008 all Reporting Persons complied with all applicable reporting requirements.

ANNUAL REPORT

The Company will furnish without charge, upon written request of any person who was a stockholder or beneficial owner of Common Stock at the close of business on December 15, 2008, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and the financial statement schedules. The written request should be sent to: Investor Relations Department, Dolby Laboratories, Inc., 100 Potrero Avenue, San Francisco, CA 94103-4813.

Whether you intend to be present at the Annual Meeting or not, we urge you to vote by using the internet or telephone, or signing and mailing the enclosed proxy promptly.

By order of the Board of Directors.

Bill Jasper
President and Chief Executive Officer

December     , 2008

Appendix A

Text of Proposed Bylaws Amendment From Proposal 2

2.3 SPECIAL MEETING

~~Unless otherwise required by law or the Certificate, special meetings of the stockholders may be called at any time, for any purpose or purposes, only by (a) the Board, (b) the Chairperson of the Board, (c) the chief executive officer or (d) the president of the corporation.~~

~~No business may be transacted at such special meeting other than the business specified in the notice to stockholders of such meeting.~~

(i) A special meeting of the stockholders, other than those required by statute, may be called at any time by the Board of directors acting pursuant to a resolution adopted by a majority of the Board, chairperson of the Board, chief executive officer or president, but a special meeting may not be called by any other person or persons. The Board of directors acting pursuant to a resolution adopted by a majority of the Board may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

(ii) The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of directors, chairperson of the Board, chief executive officer or president. Nothing contained in this Section 2.3(ii) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

~~2.14 ADVANCE NOTICE OF STOCKHOLDER BUSINESS.~~

~~Only such business shall be conducted as shall have been properly brought before a meeting of the stockholders of the corporation. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) a proper matter for stockholder action under the DGCL that has been properly brought before the meeting by a stockholder (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.14 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.14. For such business to be considered properly brought before the meeting by a stockholder such stockholder must, in addition to any other applicable requirements, have given timely notice in proper form of such stockholder’s intent to bring such business before such meeting. To be timely, such stockholder’s notice must be delivered to or mailed and received by the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10 th) day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.~~

~~To be in proper form, a stockholder’s notice to the secretary shall be in writing and shall set forth:~~

~~a. the name and record address of the stockholder who intends to propose the business and the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder;~~

~~b. a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice;~~

~~c. a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;~~

~~d. any material interest of the stockholder in such business; and~~

~~e. any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).~~

~~Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by, and otherwise comply with the requirements of, the Exchange Act and the regulations promulgated thereunder.~~

~~No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.14. The chairperson of the meeting may refuse to acknowledge the proposal of any business not made in compliance with the foregoing procedure.~~

~~2.15 ADVANCE NOTICE OF DIRECTOR NOMINATIONS.~~

~~Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation. To be properly brought before an annual meeting of stockholders, or any special meeting of stockholders called for the purpose of electing directors, nominations for the election of director must be (a) specified in the notice of meeting (or any supplement thereto), (b) made by or at the direction of the Board (or any duly authorized committee thereof) or (c) made by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.15 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.15.~~

~~In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the corporation. To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation, in the case of an annual meeting, in accordance with the provisions set forth in Section 2.14 of these bylaws, and, in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.~~

~~To be in proper written form, a stockholder’s notice to the secretary must set forth:~~

~~(a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and~~

~~(b) as to such stockholder giving notice, the information required to be provided pursuant to Section 2.14 of these bylaws.~~

~~No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.15. If the chairperson of the meeting properly determines that a~~

~~nomination was not made in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.~~

2.14 ADVANCE NOTICE PROCEDURES.

(i) Advance Notice of Stockholder Business.

At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation’s proxy materials with respect to such meeting, (B) by or at the direction of the Board, or (C) by a stockholder of the corporation who (1) is a stockholder of record at the time of the giving of the notice provided for in these bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 2.14(i). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. For the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

(a) To comply with clause (C) of Section 2.14(i) above, a stockholder’s notice must set forth all information required under this Section 2.14(i) and must be timely received by the secretary of the corporation. To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then notice by the stockholder to be timely must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 2.14(i)(a). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”).

(b) To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to or manage risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, (5) any material interest of the stockholder or a Stockholder Associated Person in such business and (6) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the secretary must be supplemented not later than ten days following the record date to disclose the information contained in clauses (3) and (4) above as of the record date. For purposes of this Section 2.14, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

(c) Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.14(i) and, if applicable, Section 2.14(ii). In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.14(i), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(ii) Advance Notice of Director Nominations at Annual Meetings.

Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.14(ii) shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election to the Board of the corporation shall be made at an annual meeting of stockholders only (A) by or at the direction of the Board or (B) by a stockholder of the corporation who (1) was a stockholder of record at the time of the giving of the notice provided for in these bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 2.14(ii). In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

(a) To comply with clause (B) of Section 2.14(ii) above, a nomination to be made by a stockholder must set forth all information required under this Section 2.14(ii) and must be received by the secretary of the corporation at the principal executive offices of the corporation at the time and in accordance with the final three sentences of Section 2.14(i)(a) above.

(b) To be in proper written form, such stockholder’s notice to the secretary must set forth:

(1) as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (F) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the corporation and its stockholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(2) as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses 2 through 5 of Section 2.14(i)(b) above, and the supplement referenced in the second sentence of Section 2.14(i)(b) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).

(c) At the request of the Board, any person nominated by a stockholder for election as a director must furnish to the secretary of the corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 2.14(ii).

(d) Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.14(ii). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(iii) Advance Notice of Director Nominations for Special Meetings.

(a) For a special meeting of stockholders at which directors are to be elected pursuant to Section 2.14, nominations of persons for election to the Board shall be made only (1) by or at the direction of the Board or (2) by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice provided for in these bylaws and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in Sections 2.14(ii)(b) and (c) above. To be timely, such notice must be received by the secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board or (ii) by a stockholder in accordance with the notice procedures set forth in this Section 2.14(iii). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(b) The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.

(iv) Other Requirements and Rights.

In addition to the foregoing provisions of this Section 2.14, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.14, including, with respect to business such stockholder intends to bring before the annual meeting that involves a proposal that such stockholder requests to be included in the corporation’s proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the 1934 Act. Nothing in this Section 2.14 shall be deemed to affect any right of the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

	000004	000000000.000000 ext	000000000.000000 ext
MR A SAMPLE		000000000.000000 ext	000000000.000000 ext
DESIGNATION (IF ANY)		000000000.000000 ext	000000000.000000 ext
ADD 1 ADD 2		Electronic Voting Instructions
ADD 3		You can vote by Internet or telephone!
ADD 4		Available 24 hours a day, 7 days a week!
ADD 5		Instead of mailing your proxy, you may choose one of the two voting
ADD 6		methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on February 10, 2009.

Vote by Internet
• Log on to the Internet and go to www.investorvote.com/dlb

• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒		• Follow the instructions provided by the recorded message.

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A	Proposals —	The Board of Directors recommends a vote FOR the election of the nominees listed in item 1 and FOR the proposals listed in items 2 and 3.

+

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold

01 - Ray Dolby	☐	☐	02 - Bill Jasper	☐	☐	03 - Peter Gotcher	☐	☐

04 - Ted Hall	☐	☐	05 - Sanford Robertson	☐	☐	06 - Roger Siboni	☐	☐

	For	Against	Abstain		For	Against	Abstain

2. To amend and restate the Company’s Bylaws to change the procedures relating to special meetings of stockholders and stockholder advance notice of director nominations and proposals.	☐	☐	☐	3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 25, 2009.	☐	☐	☐

4. In their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

ÚIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.Ú

Proxy — Dolby Laboratories, Inc.

For Annual Meeting – February 10, 2009

Bill Jasper and Mark Anderson, or either of them, each with the power of substitution, are hereby authorized to represent as proxies and vote with respect to the proposals set forth on the reverse side and in the discretion of such proxies on all other matters that may be properly presented for action all shares of stock of Dolby Laboratories, Inc. (the “Company”) the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 10:30 a.m., Pacific Standard Time, at the executive offices of Dolby Laboratories, Inc. located at 100 Potrero Avenue, San Francisco, CA 94103-4813, or any postponement, adjournment or continuation thereof, and instructs said proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have the authority to vote FOR the election of the nominees listed in item 1 and FOR the proposals listed in items 2 and 3, and in accordance with the discretion of the proxies on any other matters as may properly come before the annual meeting.